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Exhibit 10.37

LOUDOUN TECH CENTER

OFFICE LEASE

BY AND BETWEEN

MERRITT-LT1, LLC, LANDLORD AND

NEUSTAR, INC., TENANT

TABLE OF CONTENTS

1.	Rental	4
2.	Use	4
3.	Services and Utilities	5
4.	Compliance with Laws	5
5.	Assignment and Subletting	6
6.	Operating Costs	6
7.	Increase in Landlord's Insurance Rates	7
8.	Insurance—Indemnity	8
9.	Alterations	11
10.	Removal of Alterations	11
11.	Repairs and Maintenance	11
12.	Default	13
13.	Damage or Destruction	14
14.	Possession	15
15.	Exterior of Premises—Signs	15
16.	Parking	15
17.	For Rent/Sale Signs	15
18.	Water and Other Damage	15
19.	Right of Entry	16
20.	Termination of Term	16
21.	Condemnation	16
22.	Subordination	17
23.	Landord's Right to Perform Tenant's Covenants	17
24.	Attornment	17
25.	Non-Waiver of Future Enforcement	18
26.	Personal Property Taxes	18

27.	Recordation of Lease	18
28.	Notices	18
29.	Waiver of Jury Trial	18
30.	Severability	19
31.	Non-Waiver	19
32.	Successors and Assigns	19
33.	Security Deposit	19
34.	Notices to Mortgagee	20
35.	Estoppel Certificate	20
36.	Bankruptcy	21
37.	Broker's Commission	23
38.	Rules and Regulations	23
39.	Environmental Provisions	23
40.	Emergency Generator	24
41.	Hours of Operation	25
42.	Captions	25
43.	Final and Entire Agreement	25
44.	Tenant Representative	25

EXHIBITS

A—Site Plan

B—Work Letter

C—Floor Plan

        THIS LEASE, made this 19th day of May, 2000, by and between MERRITT-LT1, LLC, a Maryland limited liability company, hereinafter called "Landlord," and NEUSTAR, INC. a corporation of the State of Delaware, hereinafter called "Tenant."

        WITNESSETH, that in consideration of the rentals hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does hereby rent from the former the following premises (hereinafter sometimes called the "premises"):

          BEING all those premises containing approximately forty thousand four hundred forty (40,440) rentable square feet, within the building (hereinafter sometimes called the "Building") shown on the Lease Plan attached hereto as Exhibit A, which Building is known as Building VIII, Loudoun Tech Center, 45980 Center Oak Plaza, Sterling, Virginia 20166 located in Loudoun County, Virginia and shown on the Space Plan attached hereto as Exhibit A-1, within the development known as the "Loudoun Tech Center";

          TOGETHER WITH the right of Tenant, its agents, officers, contractors, employees and invitees, to the use of the parking and other common areas shown on Exhibit A (the "Common Areas") and also together with the right of access over the roads and driveways throughout the Park (as defined in Section 6 hereof) for ingress and egress to and from the Building;

for the term of ten (10) years, beginning on August 1, 2000 (the "Scheduled Commencement Date") and terminating July 31, 2010 (the "Scheduled Expiration Date"), provided Landlord has substantially completed Landlord's Work as hereinafter defined. Landlord agrees that it will, at its sole cost and expense, as soon as reasonably possible after the execution of this Lease, commence and pursue to completion the Landlord's Work set forth on Exhibit B and at the location and including the improvements shown on Exhibit C. Landlord shall provide Tenant with not less than 15 days prior written notice of the date on which Landlord reasonably anticipates it will have substantially completed Landlord's Work, and not less than 5 days prior written notice of the actual date on which substantial completion will have occurred. The date that each of the foregoing conditions has been satisfied is hereinafter referred to as the "Commencement Date". In the event Landlord fails to substantially complete Landlord's Work and provide the required notices on or before the Scheduled Commencement Date, then:

  (a)
  the actual date upon which Landlord substantially completes Landlord's Work (provided Landlord has given the required notices as set forth above) shall be the Commencement Date, and the actual date of the expiration of the Lease term (the "Expiration Date") shall be the date ten (10) years following the first day of the first full calendar month of the Lease Term; and

  (b)
  Tenant shall be entitled to an abatement of base rent and all other charges payable under this Lease of two (2) days for each one (1) day of delay beyond September 30, 2000 if Landlord does not substantially complete Landlord's Work by September 30, 2000, which abatement shall terminate upon substantial completion of Landlord's Work; and

  (c)
  Tenant may terminate this Lease and shall thereupon be entitled to a return of any security deposit, base rent or other amounts paid to Landlord if Landlord does not substantially complete Landlord's Work by November 30, 2000; provided Tenant gives Landlord written notice of Tenant's election to terminate this Lease at any time after October 31, 2000, so long as such notice is given before substantial completion of Landlord's Work.

The parties hereto covenant and agree that if the term of this Lease commences on a date other than the Scheduled Commencement Date, they will, upon the request of either of them, execute an agreement in recordable form setting forth the new Commencement Date and Termination Date of the Lease term. Under no circumstances shall Landlord be under any liability for failure to deliver possession of the premises to Tenant on the date herein specified. For purposes of this Lease, "substantial completion" shall mean completion of Landlord's Work pursuant to approved plans and specification, notwithstanding the fact that minor details of construction which do not materially interfere with Tenant's use and conduct of its business (items normally referred to as "punch list items") remain to be performed.

        This Lease is made subject to the following additional terms, covenants and conditions:

        1.    Rental.

          (a)   The annual base rental for the first full year of the Lease term shall be Five Hundred Eighty-Six Thousand Three Hundred Eighty Dollars ($586,380.00) payable in equal monthly installments of Forty-Eight Thousand Eight Hundred Sixty-Five Dollars ($48,865.00) each. Should the Commencement Date occur other than on the first day of a calendar month, the base rental for such partial month shall be prorated and paid to Landlord on the fifth day following the Commencement Date, and the first year of the Lease term shall be deemed to expire on the last day of the twelfth (12th) full month following the Commencement Date. During each subsequent Lease year, the base rental shall be increased by three percent (3%) over the base rental for the preceding Lease year. Tenant covenants and agrees to pay all rentals reserved hereunder to Landlord, without notice or demand, in advance on or before the first day of each month during the term of this Lease (except that if the Lease commences on a date other than the first (1st) day of a month, the rental for such partial month shall be payable five (5) days after the Lease commencement date as set forth above), without setoff or deduction.

          (b)   All rentals shall be paid to Landlord c/o Merritt Properties, LLC, 2066 Lord Baltimore Drive, Baltimore, Maryland 21244, or at such other place or to such appointee of the Landlord as the Landlord may from time to time designate in writing.

          (c)   Tenant covenants and agrees to pay the rental herein reserved and each installment thereof promptly when and as due, without setoff or deduction whatsoever. Simultaneously with the execution of this Lease, Tenant has paid Landlord the sum of Forty-Eight Thousand Three Hundred Thirty-Three Dollars Thirty-Three Cents ($48,333.33) as prepaid rent for the first (1st) month of the Lease term, the receipt of which is hereby acknowledged by Landlord.

          (d)   If the actual "as-built" premises is more or less than forty thousand (40,000) rentable square feet (which shall be computed by measuring the circumference of the primary external face of the Building wall and certified to Tenant and Landlord by Landlord's architect), the base annual rental for the first (1st) rental year shall be recomputed so that the base annual rental for such first (1st) rental shall be an amount equal to Fourteen Dollars and Fifty Cents ($14.50) times the actual rentable square footage of the as-built premises. In the event the rent is recomputed as hereinabove set forth, the parties hereto shall execute an addendum to this Lease specifying such recomputation.

        2.    Use.    Tenant covenants and agrees to use and occupy the premises solely for the following purposes: offices for the use of Tenant, its officers, agents and employees, and other uses incidental thereto not prohibited by applicable law. Tenant agrees to comply with all applicable zoning and other laws and regulations, and provide and install at its own expense any additional equipment or alterations required to comply with all such laws and regulations as required from time to time. Tenant further agrees not to make, or cause or permit to be made, any use of the premises which shall constitute a nuisance or shall interfere with the rights of other tenants in the Building to quietly enjoy, use and occupy the premises leased by them and the common areas of the Building. Tenant will not permit, allow or cause any public or private auction sales or sheriffs' or constables' sales to be conducted on or from the premises.

        3.    Services and Utilities.

          (a)   Subject to the provisions of paragraph (c) below, Landlord agrees that all water, sewer, electricity, gas, telephone and other utilities will be available to the Premises in sufficient quantities to meet Tenant's reasonably anticipated requirements for general office use.

          (b)   Tenant agrees to pay directly to the service provider or, if not separately billed, to Landlord as additional rent, all water rent and sewer service charges chargeable to the Building. Tenant shall pay all costs of electricity, gas, telephone and other utilities used or consumed on the premises, together with all taxes, levies or other charges on such utilities. If Tenant defaults in payment of any such utilities, charges or taxes, Landlord may, at its option following not less than ten (10) days prior written notice to Tenant, pay the same for and on Tenant's account, in which Tenant shall promptly reimburse Landlord therefor.

          (c)   Landlord agrees to provide reasonable roof and exterior Building and exterior site maintenance, repair, refurbishing, and landscaping, maintenance, repair, refuse removal from the exterior dumpster (it being understood that Tenant will be responsible for its own refuse removal within the interior of the premises), snow removal, illumination of the parking and common areas within the Property (as defined in Section 6, below). Tenant shall, at its own expense, provide its own janitorial and maintenance services for maintenance of the interior of the Premises throughout the term of the Lease, and shall keep all trash and debris properly stored until picked up at Tenant's expense.

          (d)   Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rent be abated by reason of (i) the installation, use of interruption of use of any equipment in connection with the furnishing of any of the services to be furnished by Landlord as set forth in this Lease; (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the premises or Building; or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, gas or any other form of energy serving the premises of Building, except in each case to the extent caused by Landlord's negligence and willful acts and that of Landlord's agents, employees, contractors, invitees and licensees. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services, except to the extent caused by Landlord's negligence and willful acts and that of Landlord's agents, employees, contractors, invitees and licensees.

        4.    Compliance with Laws.    Tenant covenants and agrees that it will, at its own expense, observe, comply with and execute all laws, orders, rules, requirements and regulations of any and all governmental departments, bodies, bureaus, agencies and officers, and all rules, directions, requirements and recommendations of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the premises are situated, in any way pertaining to the premises or the use and occupancy thereof. In the event Tenant shall fail or neglect to comply with any of the aforesaid laws, orders, rules, requirements or recommendations, Landlord or its agents may, following not less than ten (10) days prior written notice (provided that in the event of an emergency, the notice period may be decreased commensurate with the emergency), enter the premises and take all such action and do all such work in or to the premises as may be necessary in order to cause compliance with such laws, orders, rules, requirements or recommendations, and Tenant covenants and agrees to reimburse Landlord promptly upon demand for the reasonable expenses incurred by Landlord in taking such action and performing such work.

        5.    Assignment and Subletting.

          (a)   Tenant covenants and agrees not to assign this Lease, in whole or in part, nor sublet the premises, or any part or portion thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of the Landlord in each instance first had and obtained, which Landlord shall unreasonably withhold, condition or delay. If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease. In the event that the amount of the rent or other consideration to be paid to the Tenant by any assignee or sublessee is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease after reimbursement of any reasonable costs incurred by Tenant (such as tenant improvements, legal fees, broker commissions, and the like) incurred by Tenant is securing such assignment or sublease (the "Profit"), Tenant shall pay fifty percent (50%) of the Profit to Landlord when and as received by Tenant from such assignee or sublessee. Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting. An assignment for the benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest under this Lease unless Landlord shall have first consented thereto in writing.

          (b)   In the event Tenant desires to assign this Lease or to sublease all, or any substantial portion (more than 50% in the aggregate) of the premises, Landlord shall have the right and option to terminate this Lease, which right or option shall be exercisable by written notice from Landlord to Tenant within thirty (30) days from the date Tenant gives Landlord written notice of its desire to assign or sublease.

        6.    Operating Costs.

          (a)   "Operating Costs" are all of Landlord's costs of operating and insuring the Building and the land and all common areas and facilities adjacent to the Building as shown on Exhibit A on which the Building is located (the "Property") and of maintaining, repairing, and refurbishing the exterior of the Building and all common areas, including, but not limited to, loading areas, parking areas, pavements and walkways, landscaping, gardening, storm drainage and other utility systems; trash removal services furnished by Landlord with respect to the exterior parking and common areas; the cost of utilities for such common areas and facilities; fire protection and security services, if any; traffic control equipment; repairs; parking lot striping; lighting; sanitary control; removal of snow, trash, rubbish, garbage and other refuse from the parking and common areas; the cost of personnel to implement such services; insurance kept, or caused to be kept, by Landlord out of or in connection with the ownership of the Building and common areas, including, but not limited to, insurance insuring the same against loss or damage by, or abatement of rental income resulting from, fire and other such hazards, casualties and contingencies, and liability and indemnity insurance. Such costs shall not include (i) the cost of any capital improvements to the Building, the Property or the Premises as determined under generally accepted accounting principles; (ii) work which Landlord performs specifically for or at the expense of any tenant of the Building; (iii) maintenance of the HVAC system serving the premises and maintenance of any other HVAC systems serving other portions of the Building; (iv) trash removal from the dumpster located on the exterior of the Building; (v) costs related to interest or debt service; (vi) penalties or late charges, or any other costs which may be incurred as the result of the negligent or willful misconduct of Landlord or Landlord's agents, employees, invitees, licensees and contractors; and (vii) any amounts payable to Landlord or any affiliate of Landlord, except payment for services rendered where the charges for such services are reasonably commensurate with the charges for similar services provided by similarly qualified persons in the geographical location in which the Property is located. "Operating Costs" shall also include all taxes and assessments (as hereinafter defined) levied or assessed against the Property and Building, whether as a result of an increase in the tax rate, or the levy, assessment or imposition of any tax on real estate as such not now levied, assessed or imposed, including, without limitation, assessments, fees or charges of the Loudoun

  Tech Owner's Association, its successors or assigns, or other community or neighborhood association. The foregoing shall apply to real estate taxes assessed against the common areas or Building generally, and not resulting from improvements placed thereon by Tenant. In the event of any increases in real estate taxes resulting from improvements, alterations or additions made by Tenant, Tenant shall pay the entire amount of said increase. "Taxes" as used herein shall also include, but not by way of limitation, all paving taxes, special paving taxes, special taxing district assessments and any and all other benefits or assessments which may be levied on the Property or the Building, but shall not include any income tax on the income or rent payable hereunder, but shall not include taxes or assessments related to other buildings or improvements located within the Property. "Taxes" shall also include all reasonable expenses incurred by Landlord (including attorneys' fees and costs) in contesting any increase in, or applying for any reduction of, a tax assessment. "CAM" shall mean the total costs incurred by Landlord for the operation, maintenance, repair, insuring and management of all common facilities within Landlord's entire property, consisting of approximately forty-three (43) acres (the "Park") including, but not limited to, common roads, snow removal, lighting of common areas, Taxes payable by Landlord, or its successors, with respect thereto and other similar operational and maintenance expenses. CAM shall not include any Operating Costs incurred or payable in connection with any other buildings (and their adjacent parking and common areas) with the Park, it being intended that CAM shall include only such costs which are incurred by Landlord for the common benefit of all tenants of the Park, such as access roads, illumination thereof, etc.

          (b)   Tenant shall pay Landlord its Proportionate Share of all such Operating Costs throughout the Lease term. Tenant shall also pay Landlord its Proportionate Share of CAM, which shall be determined by dividing the total rentable square foot area of the Building by the total rentable square foot area of all improvements within the Park.

          (c)   Landlord shall notify Tenant from time to time of the amount which Landlord estimates will be the amount payable by Tenant in accordance with paragraph (b) above, and Tenant shall pay such amounts to Landlord in equal monthly installments, in advance, on the first day of each month, simultaneously with payments of the rent reserved pursuant to Section 1 hereof. On or before April 30th of each year of the term, Landlord shall submit to Tenant a statement showing the actual amounts incurred by Landlord as set forth in paragraph (b), the amount theretofore paid by Tenant, and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. In the event any balance may be due by Tenant, Tenant shall pay said balance upon the later of fifteen (15) days from the date of such statement or the date that Tenant's next monthly payment of base rental comes due. In the event Tenant has made any overpayment, such overpayment shall be credited by Landlord against the next installment or installments of rent which are due and payable hereunder, or if the term of this Lease has expired, such overpayment shall be refunded by Landlord to Tenant, without interest, within five (5) days after the date of such statement. Each such statement submitted by Landlord shall be final and conclusive between the parties hereto as to the matters therein set forth, if no objection is raised with respect thereto within ninety (90) days after submission of each such statement, except to the extent that (a) if an error or omission is discovered in a subsequent year which resulted in an overcharge to Tenant of five percent (5%) or more, then Tenant shall have the right, by written notice to Landlord within thirty (30) days after such overcharge is discovered, to audit Landlord's records with respect to the preceding Lease year, or (b) if there is fraud or misrepresentation of a material item in Landlord's statement with respect to Operating Costs or CAM for any Lease year, Tenant shall have the right, by written notice to Landlord within thirty (30) days after Tenant's discovery thereof, to audit Landlord's books and records pertaining to Operating Costs and CAM for all prior Lease years.

        7.    Increase in Landlord's Insurance Rates.    Tenant will not do, or suffer to be done, anything in or about the premises, or keep or suffer to be kept, anything in or about the premises which will contravene or affect any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability, now existing or which the Landlord may hereafter place thereon, or which will prevent the Landlord from procuring such policies in companies acceptable to Landlord at standard rates. Tenant will, at Tenant's sole expense, take all such actions as may be reasonably necessary to obtain the greatest possible reduction in the insurance rates for the premises and the Building caused by the occupancy of Tenant, the nature of the business carried on by Tenant in the premises, or otherwise resulting from any act of Tenant, its agents, servants, employees or customers, or anything done or suffered to be done by Tenant, its agents, servants, employees or customers, outside of what is customary for general office use. However, any installations, alterations or improvements to the premises which could result in a reduction in insurance rates shall only be undertaken at the sole cost of Landlord, unless the same are required as the result of any installations, alterations or improvements made by Tenant to the premises other than those for Tenant's intended use of the premises.

        8.    Insurance—Indemnity.

          (a)   Tenant covenants and agrees that from and after the earlier of the commencement of this Lease or the date of delivery of the premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense and in the amounts specified and in the form hereinafter provided, the following types of insurance:

            (i)    Commercial General Liability. Commercial general liability insurance covering the premises and Tenant's use thereof against claims for bodily injury or death and property damage occurring upon, in or about the premises, such insurance to afford protection to the limit of not less than Two Million Dollars ($2,000,000.00) arising out of anyone occurrence. The insurance coverage required under this Section B (a) (i) shall, in addition, extend to any liability of Tenant arising out of Tenant's indemnities hereinafter provided, as well as independent contractors' liability, products/completed operations liability, personal injury liability and contractual liability. If such insurance contains an annual aggregate limit, the annual aggregate limit may not be diminished by claims occurring at locations other than the premises.

            (ii)   Boilers. If Tenant's premises shall contain a boiler or other pressure vessel, Tenant shall carry boiler and machinery insurance with a direct damage limit of not less than the full value of the building in which Tenant's premises are situated. Such insurance shall be written on a "repair and replacement" (replacement cost) basis.

            (iii)  Tenant Improvements and Property. Insurance covering all leasehold improvements and other improvements installed by Tenant upon the premises, trade fixtures and personal property from time to time in, on or upon the premises and any alterations, improvements, additions or changes made by Tenant thereto in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Lease term, providing protection against special causes of loss as defined within the property insurance form promulgated by the Insurance Services Office, Inc. Such insurance shall be on an agreed value (no coinsurance) basis and shall have a deductible of not more than Twenty-Five Thousand Dollars ($25,000.00).

            (iv)  Worker's Compensation. Worker's compensation insurance covering Tenant's employees for statutory benefits payable in the state in which the premises are located and including employer's liability insurance with limits of not less than One Hundred Thousand Dollars ($100,000.00) per accident, Five Hundred Thousand Dollars ($500,000.00) per employee for disease and One Hundred Thousand Dollars ($100,000.00) as a policy limit for disease.

          (b)   All policies of insurance to be provided by Tenant shall be issued in form reasonably acceptable to Landlord by insurance companies with general policyholder's rating of not less than A-:XI as rated in the most current available "Best's Insurance Reports," and qualified to do business in the state in which the premises are located. A certificate of each such policy of insurance shall be delivered to Landlord within ten (10) days after the earlier of the commencement of this Lease or delivery of possession of the premises to Tenant and thereafter at least fifteen (15) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such certificates of insurance shall contain a provision that the company writing said policy or its agent will give to Landlord at least thirty (30) days' notice in writing in advance of any cancellations, or lapse, or the effective date of any reduction in the amounts of insurance. All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry. All such public liability and property damage policies shall contain a provision that Landlord shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant or any other named insured. Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Landlord shall be named as an additional insured thereunder as its interests may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth herein are otherwise satisfied. Any insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurance company against the Landlord, and all other tenants or occupants of space in the Building.

          (c)   Tenant shall, and does hereby, indemnify and hold harmless Landlord from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including reasonable attorneys' fees) (i) relating to or arising from the use and occupancy of the premises; (ii) due to or arising out of any mechanic's lien filed against the Building, or any part thereof, for labor performed or for materials furnished or claimed to be furnished to Tenant, or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed, unless such damage or injury shall be occasioned by the negligence or willful act or omission of the Landlord or Landlord's agents, employees, contractors, invitees or licensees, in which event, Landlord shall indemnify and hold harmless Tenant to the extent of such negligence or willful act or omission. Notwithstanding the foregoing, Tenant shall at all times remain liable for, and indemnify and hold harmless Landlord as aforesaid against, any damage or injury arising from perils against which Tenant is required by this Lease to insure, regardless of the negligence act or omission of others.

          (d)   Landlord covenants and agrees that from and after the earlier of the commencement of this Lease or the date of delivery of the premises from Landlord to Tenant, Landlord will carry and maintain (subject to reimbursement as an Operating Expense) and in the amounts specified and in the form hereinafter provided, the following types of insurance:

            (i)    Fire and Extended Coverage. Fire and extended coverage insurance covering the Building and the Property, and any alterations, improvements, additions or changes made by Landlord thereto in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Lease term, providing protection against special causes of loss as defined within the property insurance form promulgated by the Insurance Services Office, Inc. Such insurance shall be on an agreed value (no coinsurance)

    basis and shall have a deductible of not more than Twenty-Five Thousand Dollars ($25,000.00).

            (ii)   Commercial General Liability. Commercial general liability insurance covering the Building and the Property and Landlord's use thereof against claims for bodily injury or death and property damage occurring upon, in or about the Property, such insurance to afford protection to the limit of not less than Two Million Dollars ($2,000,000.00) arising out of any one occurrence. The insurance coverage required under this Section B(d) (ii) shall, in addition, extend to any liability of Landlord' s arising out of Landlord's indemnities hereinafter provided, as well as independent contractors' liability, products/completed operations liability, personal injury liability and contractual liability. If such insurance contains an annual aggregate limit, the annual aggregate limit may not be diminished by claims occurring at locations other than the Property.

            (iii)  Boilers. If the Building shall contain a boiler or other pressure vessel, Landlord shall carry boiler and machinery insurance with a direct damage limit of not less than the full value of the Building. Such insurance shall be written on a "repair and replacement" (replacement cost) basis.

            (iv)  Worker's Compensation. Worker's compensation insurance covering Tenant's employees for statutory benefits payable in the state in which the premises are located and including employer's liability insurance with limits of not less than One Hundred Thousand Dollars ($100,000.00) per accident, Five Hundred Thousand Dollars ($500,000.00) per employee for disease and One Hundred Thousand Dollars ($100,000.00) as a policy limit for disease.

          (e)   All policies of insurance to be provided by Landlord shall be issued in form reasonably acceptable to Tenant by insurance companies with general policyholder's rating of not less than A-:XI as rated in the most current available "Best's Insurance Reports," and qualified to do business in the state in which the premises are located. A certificate of each such policy of insurance shall be delivered to Tenant within ten (10) days after the earlier of the commencement of this Lease or delivery of possession of the premises to Tenant and thereafter at least fifteen (15) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Landlord in like manner and to like extent. All such certificates of insurance shall contain a provision that the company writing said policy or its agent will give to Tenant at least thirty (30) days notice in writing, in advance, of any cancellation, or lapse, or the effective date of any reduction in the amounts of insurance. All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry. All such public liability and property damage policies shall contain a provision that Tenant shall nevertheless be entitled to recover under said policies for all loss occasioned to it, its servants, agents and employees by reason of the negligence of Landlord or any other named insured. Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Tenant shall be named as an additional insured thereunder as its interest may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth herein are otherwise satisfied. Any insurance policies herein required to be procured by Landlord shall contain an express waiver of any right of subrogation by the insurance company against the Tenant.

          (f)    Landlord shall, and does hereby, indemnify and hold harmless Tenant, from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including reasonable attorneys' fees) (i) relating to or arising from the management, operation and maintenance of the Property and the Park by Landlord, its agents, contractors and employees; (ii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Landlord to be fulfilled, kept, observed or performed, unless such damage or injury shall be occasioned by the negligence or willful act or omission of the Tenant or Tenant's agents, employees, contractors, invitees or licensees, in which event, Tenant shall indemnify and hold harmless Landlord to the extent of such negligence or willful act or omission. Notwithstanding the foregoing, Landlord shall at all times remain liable for, and indemnify and hold harmless Landlord as aforesaid against, any damage or injury arising from perils against which Landlord is required by this Lease to insure, regardless of the negligence act or omission of others.

        9.    Alterations.    Tenant shall not make any alterations to the premises, or any part thereof, other than changes in decor, without prior written consent of Landlord in each instance first had and obtained, which Landlord shall not unreasonably withhold, condition or delay. If Tenant shall desire to make any alterations (other than as may be necessary for the installation of Tenant's equipment and cabling) which require a building permit or involve the modification to any structural components or mechanical systems of the Building, or which cost in the aggregate more than Ten Thousand Dollars ($10,000.00), plans for the same shall first be submitted to and approved by Landlord, and all work and installations shall be performed by Tenant at its own expense in accordance with approved plans. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the Building shall not be impaired, and that no liens shall attach to the premises by reason thereof. Tenant agrees to obtain, at Tenant's expense, all permits required for such alterations.

        10.    Removal of Alterations.    Tenant shall have the right, at any time and from time to time during the Lease term, to remove any and all alterations made by Tenant to the premises, provided Tenant repairs any damage done to the premises caused by such removal. Upon the expiration or termination of this Lease, Tenant shall restore the premises to their original condition at Tenant's sole expense, ordinary wear and tear and damage by casualty excepted. Tenant shall promptly pay any franchise, minor privilege or other tax or assessment resulting directly or indirectly from any alterations or improvements made by Tenant to the premises. Tenant shall repair promptly, at its own expense, any damage to the premises caused by bringing into the premises any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused.

        11.    Repairs and Maintenance.

          (a)   Except as expressly provided in Exhibits B and C and in this Lease, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the premises, and any work which may be necessary to outfit the premises for Tenant's occupancy or for the operation of Tenant's business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense. Tenant acknowledges that Landlord has made no warranties or representations with respect to the condition or state of repairs of the premises except as specifically provided in this Lease. Landlord shall make all structural repairs to the roof, walls and foundations of the Building as needed and shall maintain all common areas, grounds and land in reasonably good condition. Notwithstanding the foregoing, other than routine periodic maintenance, (i) Landlord's responsibility for maintaining any of the foregoing items shall arise only after a reasonable time has elapsed after Tenant has notified Landlord in writing of the necessity for any such repairs or maintenance; and (ii) Tenant (and not Landlord) shall be responsible for the repairs or maintenance of any such items if the necessity therefor was caused by the negligent act or omission or misuse of Tenant, its agents, officers, employees, contractors, licensees, sublessees or invitees (except to the extent the cost of such work is provided through insurance maintained by Landlord under this Lease).

          (b)   Tenant, at Tenant's sole expense, shall maintain the interior of the premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building standard furnishings and special items and equipment installed by or at the expense of Tenant. Tenant's maintenance obligations are limited to those items within its premises and Tenant has no obligation to maintain wiring, plumbing, pipes or fixtures or other items outside the premises unless the damage thereto was caused by Tenant, its agents, officers, employees, contractors or invitees.

          (c)   Tenant shall be responsible for all repairs and alterations in and to the premises and Building and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the premises (except to the extent the same constitutes an Operating Expense, in which event Tenant's liability therefore shall be governed by the provisions of Section 6 of this Lease); (ii) the installation, removal, use or operation of Tenant's property in the premises; (iii) the moving of Tenant's property into or out of the Building; or (iv) any act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees (except to the extent that the cost thereof is covered by insurance maintained by Landlord under this Lease).

          (d)   If Tenant fails to maintain the premises in good order, condition and repair, Landlord may give Tenant notice to do such acts as are reasonably required to so maintain the premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right, following not less than ten (10) days prior written notice to Tenant (except that if such failure results in an emergency condition needing immediate attention, the notice period may be reduced commensurate with the emergency), to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant within fifteen (15) days after demand, with interest from the date of such work, at a rate equal the prime commercial rate of interest then being charged by Allfirst Bank of Baltimore, Maryland.

          (e)   Tenant shall not place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry, as set forth in Exhibit C hereto. Landlord reserves the right to consult with its structural engineer if necessary, in Landlord's opinion, to resolve any questions concerning this matter, in which event the determination of the engineer shall be conclusive and the cost of any such determination shall be paid for by Tenant upon demand.

          (f)    Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or required by law to make in or to any portion of the Building or the premises, absent the negligent or willful acts or omissions of Landlord or Landlord's agents, employees, contractors, invitees or licensees. Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant's business in the premises and with the use by Tenant, its agents, officers, contractors, employees and invitees of the common areas associated therewith.

          (g)   Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the premises.

          (h)   Upon the expiration or earlier termination of this Lease, Tenant shall return the premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear, condemnation or casualty loss (provided such casualty loss was not caused by the negligent act or omission of Tenant, its agents, officers, contractors, employees or invitees (except to the extent covered by insurance to be maintained under this Lease). Any damage to the premises, including any structural damage, resulting from Tenant's use or from the removal of

  Tenant's fixtures, furnishings and equipment shall be repaired by Tenant at Tenant's expense, except to the extent covered by Landlord's insurance. Landlord shall bill Tenant, as promptly as is practicable, for the costs of any cleanup and/or repairs to the premises necessitated by Tenant's use and occupancy thereof and for which Tenant is responsible (normal wear and tear and losses caused by Landlord's negligence or that of its employees, invitees, agents or contractors excepted) and such costs shall constitute additional rental due and payable hereunder notwithstanding any expiration or termination of this Lease.

        12.    Default.

          (a)   Any of the following events shall constitute a default by Tenant:

            (i)    If the rent (basic or additional) shall be in arrears, in whole or in part, for a period of five (5} days after written notice of such delinquency; or

            (ii)   If Tenant shall have failed to perform or comply with any other term, condition, or covenant of this Lease on its part to be performed or complied with, for a period of thirty (30) days after written notice of such failure from Landlord; provided that if such failure is due to a condition or action which cannot reasonably be cured within thirty (30) days, Tenant shall not be in default so long as Tenant commences to cure such failure within such thirty (30) day period and thereafter diligently pursues the cure until completed: or

            (iii)  If there shall occur an Act of Bankruptcy, as defined in Section 38 hereof; or

            (iv)  If Tenant's leasehold interest under this Lease is sold under execution, attachment or decree of court to satisfy any debt of Tenant, or if any lien (including a mechanic's lien) is filed against Tenant's leasehold interest and is not discharged within ten (10) days thereafter.

          (b)   In the event of default as defined in paragraph (a) hereof, Landlord, in addition to any and all legal and equitable remedies it may have, shall have the following remedies:

            (i)    To distrain for any rent or additional rent in default;

            (ii)   At any time after default, without further notice except as provided in paragraph 12(a) hereof, to declare this Lease terminated and enter the premises with or without legal process; and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession from Tenant's holding over or proceedings in forcible entry and detainer, and Tenant waives any and all provisions for notice under such laws; and

            (iii)  At any time after default, without further notice, except as provided in paragraph 12(a) hereof, to re- enter the premises without terminating the Lease, with the benefit of all laws referred to in clause (ii) above.

          Notwithstanding such re-entry and/or termination, Tenant shall immediately be liable to Landlord for the sum of the following: (A) all rent and additional rent then in arrears; (B) all other liabilities of Tenant and damages sustained by Landlord as a result of Tenant "s default, including, but not limited to, the reasonable costs of reletting the premises and any broker's commissions payable as a result thereof; (C) all of Landlord's costs and expenses (including reasonable counsel fees) in connection with such default and recovery of possession; (D) the present value (computed at a discount rate of 10% per annum) of the difference between the rent reserved under this Lease for the balance of the term and the fair rental value of the premises for the balance of the term to be determined as of the date of re-entry; or at Landlord's option in lieu thereof, Tenant shall pay the amount of the rent and additional rent reserved under this Lease at the times herein stipulated for payment of rent and additional rent for the balance of the term, less any amount received by Landlord during such period from others to whom the premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper; and (E) any other damages recoverable by law. In the event any action is brought to enforce or interpret the provisions of this Lease, the court shall award the prevailing party in such action attorneys' fees and costs sufficient to reimburse the prevailing party for all costs incurred in connection with such action and the preparation for such action.

          (c)   Tenant hereby waives any right to recover possession of the premises or to redeem or reinstate this Lease, which the Tenant would otherwise have after Landlord recovers possession of the premises in accordance with this Section 12.

          (d)   In the event Tenant fails to pay Landlord any rental payment or other charge on the date on which any such payment was due, Landlord may, at its option, charge Tenant a late charge equal to ten percent (10%) of the rental payment or other such charge, which late charge shall be collectible as additional rent and shall be payable by Tenant to Landlord within five (5) days after written notice from Landlord to Tenant assessing the same. In addition, any such rental payment or other charge which is delinquent for five (5) days or more, shall bear interest from the date on which same was due at a rate equal to four percentage (4%) points above the prime rate of interest then being charged by Allfirst Bank of Baltimore, Maryland.

          (e)   If Landlord shall have failed to perform or comply with any term, condition, or covenant of this Lease on its part to be performed or complied with, for a period of thirty (30) days after written notice of such failure from Tenant (provided that if such failure cannot reasonably be cured within thirty (30) days, Landlord shall not be in default so long as Landlord commences to cure such failure within such thirty (3D) day period and thereafter diligently pursues cure until completed), Tenant may take such action as may be necessary to cure the default upon giving Landlord that it intends to do so, in which event Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant in curing such default, within thirty (30) days following receipt by Landlord of an itemized statement from Tenant setting forth all such costs, together with backup paid receipts or vouchers.

        13.    Damage or Destruction.

          (a)   If, during the Lease term, the premises hereby leased are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on business in the premises, Landlord shall promptly cause such damage to be repaired; if such damage renders a substantial portion of the premises untenantable or if, as a result thereof, the common areas are so damaged or destroyed that access to the premises is denied or materially adversely affected, the rent reserved hereunder shall be reduced during the period of untenantability of the premises or denial of access or material interference with access to the premises proportionately to the amount by which the area so rendered untenantable or which Tenant is unable to use as the result of such denial of access or material interference therewith bears to the entire gross rentable area of the premises, and such reduction shall be apportioned from the date of the casualty to the date when the premises are rendered fully tenantable. Notwithstanding the foregoing, in the event such fire or other casualty damages or destroys any of Tenant's leasehold improvements, alterations, betterments, fixtures or equipment, Tenant shall cause the same to be repaired or restored at Tenant's sole cost and expense and Landlord shall have no liability for the restoration or repair thereof.

          (b)   If, during the Lease term, the premises or a substantial portion of the Building are rendered wholly untenantable as the resul t of fire, the elements, unavoidable accident or other casualty, Landlord shall have the option either to restore the premises to their condi tion immediately prior to the casual ty or to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within thirty (30) days after the fire, accident or casualty. In the event of such termination, the rent reserved hereunder shall be adjusted as of the date of the fire, accident or casualty. If Landlord elects to restore the premises, such restoration shall be completed as promptly as reasonably possible and the rent reserved hereunder shall abate until the premises are again rendered tenantable.

        14.    Possession.    Intentionally Deleted.

        15.    Exterior of Premises—Signs.

          (a)   Tenant covenants and agrees that it will not place or permit any window display, sign, billboard, marquee, lights, awning, poles, placard, advertising matter, or other thing of any kind, in or about the exterior of the premises or the Building (including without limitation any displays on or in any motor vehicles used by Tenant, its employees, agents and servants), nor paint or make any change in, to or on the exterior of said premises to change the uniform architecture, paint or appearance of the Building, without in each such instance obtaining the prior written consent of Landlord and, if applicable, of any owners' association or similar entity which may govern the use of Loudoun Tech Center. Landlord agrees not to unreasonably withhold, condition or delay the granting of its consent hereunder. Tenant shall obtain, at Tenant's expense, all permits required for such installation. Tenant further agrees to maintain any sign, billboard, marquee, awning, decoration, placard, or advertising matter or other thing of any kind as may be approved by Landlord in good condition and repair at all times. Tenant shall be given signage, at Landlord's cost initially, for Tenant on the door of the premises, said cost to be reimbursed by Tenant.

          (b)   Tenant further covenants and agrees not to pile or place anything on the sidewalk, parking lot or other exterior portion of the premises or Building in the front, rear or sides of the building, nor block any sidewalk, parking lot or other exterior portion of the premises or Building, nor do anything that directly or indirectly will interfere with any of the rights of ingress or egress or of light from any other tenant, nor do anything which will, in any way, change the uniform and general design of the Building or the Property.

          (c)   Notwithstanding any of the foregoing provisions, Tenant shall have the right to erect and maintain an exterior sign (with Tenant's name or trade name) on the Building subject to Landlord's prior written consent to Tenant's sign plan showing the location, color, logo, size and other details of such sign. Such sign shall comply with all legal requirements, as well as any applicable requirements of the Loudoun Tech Center Association or its Architectural Review Committee, Tenant shall procure all permits necessary to erect and maintain such sign, at Tenant's cost, and Tenant shall keep and maintain the sign in reasonable repair. Tenant shall likewise repair any damage to the Building caused by the installation, maintenance or removal of the sign.

        16.    Parking.    Subject to condemnation, casualty and other causes beyond Landlord's control, the parking area adjacent to the Building as shown on Exhibit A shall contain not less than four (4) parking spaces for each one thousand (1,000) square feet of rentable area within the Building. Tenant, its agents, employees, officers and invitees, shall have the right to the use of such parking area in common with all other tenants of the Park and their respective agents, employees, officers and invitees, and Tenant shall have not less than twenty (20) spaces immediately adjacent to the Building which we contain signage designating such spaces as exclusively for the use of Tenant's visitors. Landlord shall have no liability if any of such reserved spaces are used by unauthorized vehicles.

        17.    For Rent/Sale Signs.    Landlord shall have the right to place a "For Rent" sign on any portion of said premises for three (3) months prior to expiration of the term of this Lease. During such period, Landlord may show the premises and all parts thereof to prospective tenants between the hours of 9:00 A.M. and 5:00 P.M. on any day except Sunday or any legal holiday on which Tenant shall not be open for business upon reasonable prior notice to Tenant and provided that Tenant is afforded a reasonable opportunity to provide an escort should the nature of Tenant's business so require.

        18.    Water and Other Damage.    Landlord shall not be liable for, and Landlord is hereby released and relieved from, all claims and demands of any kind by reason of or resulting from damage or injury to person or property of Tenant or any other party, directly or indirectly caused by (a) dampness, water, rain or snow, in any part of the premises or in any part of any other property of Landlord or of others, and/or (b) falling plaster, steam, gas, electricity, or any leak or break in any part of the premises or from any pipes, appliances or plumbing or from sewers or the street or subsurface or from any other place or any part of any other property of Landlord or of others or in the pipes of the plumbing or heating facilities thereof, except to the extent caused by the negligent or willful action or omission of Landlord or Landlord's employees, agents, contractors, invitees or licensees and not otherwise covered by insurance.

        19.    Riqht of Entry.    Landlord and its agents, servants, employees, including any builder or contractor employed by Landlord, shall have the absolute and unconditional right, license and permission, to enter and inspect the premises or any part thereof, and at the option of Landlord, to make such reasonable repairs and/or changes in the premises as Landlord may deem necessary or proper and/or to enforce and carry out any provision of this Lease, between the hours of 9:00 A.M. and 5:00 P.M. on any day except Sunday or any legal holiday on which Tenant shall not be open for business upon reasonable prior notice to Tenant and provided that Tenant is afforded a reasonable opportunity to provide an escort should the nature of Tenant's business so require. Notwithstanding the foregoing, if Landlord's entry is required because of a dangerous or emergency condition requiring immediate attention, the provisions of the foregoing sentence shall not prohibit Landlord's immediate entry into the premises, so long as Landlord gives Tenant such notice as may be reasonable under the circumstances.

        20.    Termination of Term.    It is agreed that the term of this Lease shall expire and terminate at the end of the original term hereof (or at the expiration of the last renewal term, if this Lease contains a renewal option and the same is properly exercised), without the necessity of any notice by or to any of the parties hereto, unless otherwise provided herein. If Tenant shall occupy the premises after such expiration or termination, it is understood that Tenant shall hold the premises as a tenant from month-to-month, subject to all the other terms and conditions of this Lease, at an amount equal to twice the highest rental installment reserved in this Lease. Landlord shall, upon such expiration or termination of this Lease, be entitled to the benefit of all public general or local laws relating to the speedy recovery of possession of lands and tenements held over by Tenants that may be now in force or may hereafter be enacted.

        21.    Condemnation.

          (a)   If, during the term of this Lease, all or a substantial part of the premises shall be taken by police power or under power of eminent domain, this Lease shall terminate as of, and the rent (basic and additional) shall be apportioned to and abate from and after, the date of taking. Except as provided in paragraph 21(d) hereof. Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord. For the purposes of this paragraph, "a substantial part of the premises" shall mean such part that the remainder thereof is rendered inadequate for Tenant t s business and that such remainder cannot practicably be repaired and improved so as to be rendered adequate to permit Tenant to carry on its business with substantially the same efficiency as before the taking.

          (b)   If, during the Lease term, less than a substantial part of the premises (as hereinabove defined) is taken by police power or under power of eminent domain, this Lease shall remain in full force and effect according to its terms; and, except as provided in paragraph 21 (d) hereof, Tenant shall not have the right to participate in any award or damages for such taking and Tenant hereby assigns all of its right, title and interest in and to the award to Landlord. In such event Landlord shall, at its expense, promptly make such repairs and improvements as shall be necessary to make the remainder of the premises adequate to permit Tenant to carryon its business to substantially the same extent and with substantially the same efficiency as before the taking; if Landlord does not substantially complete the making of such repairs or improvements within one hundred twenty (120) days from the date of the taking, Tenant shall have the right to terminate this Lease provided Tenant gives Landlord written termination notice after the expiration of such one hundred twenty (120) day period, so long as such notice is given prior to Landlord's substantial restoration of the premises as aforesaid. If, as a result of such taking, any part of the premises is rendered permanently unusable, the basic annual rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking. If the taking does not render any part of the premises unusable, there shall be no abatement of rent.

          (c)   For purposes of this section, "taking" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award or damages" shall, in the event of such sale or settlement, include the purchase or settlement price.

          (d)   Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property and such amount as may be payable by statute or ordinance toward Tenant's damages for Tenant's loss of business, removal and relocation expenses, as well as any other damages for loss of its lease (including compensation for any increased rent that Tenant shall incur as a result of relocation) so long as such other amounts do not reduce or in any manner adversely affect Landlord's entitlement or ability to obtain the amounts to which Landlord would otherwise be entitled as compensation under applicable law.

        22.    Subordination.    This Lease shall be subject to and subordinate at all times to the lien of any mortgages and/or deeds of trust encumbering the Building (unless the mortgagee or holder of the deed of trust elects to have Tenant's interest hereunder superior to the interest of the mortgagee or holder of such deed of trust), so long as the mortgagee or holder of such deed of trust agree to a subordination, non-disturbance and attornment agreement, in form and substance reasonably satisfactory to Tenant, which includes provisions which permit Tenant to remain in possession following any foreclosure or other action by such lender for so long as Tenant is not in default under the provisions of this Lease. The Tenant agrees to execute any documents necessary, subsequent to the execution of this Lease, which are required to effect such subordination.

        23.    Right to Perform Covenants.

          (a)   If Tenant shall fail to perform any covenant or duty required of it by this Lease or by law, Landlord shall have the right (but not the obligation) to perform the same if Tenant has not done so, subject to the same notice requirements and other terms and conditions set forth in paragraph 12 (a) (ii) of this Lease. The reasonable cost thereof to Landlord shall be deemed to be additional rent hereunder payable by Tenant, shall be due and payable by Tenant upon demand, and Landlord shall have the same rights and remedies with respect to such additional rent as Landlord has with respect to the rental reserved hereunder. (b) If Landlord shall fail to perform any covenant or duty required of it by this Lease or by law, Tenant shall have the right (but not the obligation) to perform the same if Landlord has not done so, subject to the same notice requirements and other terms and conditions set forth in paragraph 12(e) of this Lease

        24.    Attornment.

          (a)   If Landlord assigns this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due to Landlord hereunder either to Landlord or to such assignee, as required by such notice. Tenant shall also, upon receipt of such notice, have all policies of insurance required hereunder endorsed so as to protect the assignee's interest as it may appear and shall deliver such policies, or certificates thereof, to the assignee.

          (b)   In the event the premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees, upon request, to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as the landlord hereunder.

        25.    Non-Waiver of Future Enforcement.    The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease, including the provision breached. No failure on the part of Landlord or of the Tenant to enforce any covenant or provision herein contained nor any waiver of any right hereunder by Landlord or Tenant shall discharge or invalidate such covenant or provision or shall affect the right of Landlord or Tenant to enforce the same in the event of any subsequent default. The receipt by Landlord of any rent or any sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the term herein demised, or after the giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of the premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such surrender.

        26.    Personal Property Taxes.    Tenant shall be responsible for and shall pay any taxes or assessments levied or assessed during the term of this Lease against any personal property or trade fixtures of Tenant of any kind, owned by Tenant or placed in, upon or about the premises by Tenant.

        27.    Recordation of Lease.    Tenant agrees that it will, upon Landlord's request, execute a Memorandum of this Lease in a form suitable for recording under applicable Virginia law. The party recording such Memorandum of Lease shall pay all costs of recordation, including any transfer or recordation taxes thereon.

        28.    Notices.    Any notice required by this Lease shall be sent by certified mail or by a recognized overnight delivery service such as Federal Express with a receipt by addressee to Landlord at Merritt, 2066 Lord Baltimore Drive, Baltimore, Maryland 21244. Notices shall be deemed to be received when the certified mail receipt or overnight delivery receipt indicates it was actually received by the addressee. Any notice required by this Lease shall be sent in the same manner to Tenant at the Premises, to the attention of                        , with a copy to Tenant at 1120 Vermont Avenue, N.W., Suite 550, Washington, DC 20005, attention: Contract Manager. Either party may, at any time, and from time to time, designate in writing a substitute address for that set forth above, and thereafter all notices to such party shall be sent to such substitute address.

        29.    Waiver of Jury Trial.    THE LANDLORD AND THE TENANT WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM, OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER APPLIES TO ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS AND PROCEEDINGS, INCLUDING PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE TENANT AND THE TENANT ACKNOWLEDGES THAT NEITHER THE LANDLORD, NOR ANY PERSON ACTING ON BEHALF OF THE LANDLORD, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, IN THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.

        30.    Severability.

          (a)   It is agreed that, for the purpose of any suit brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained thereon as successive periodic sums shall mature or be due hereunder, and it is further agreed that failure to include in any suit or action any sum or sums then matured or due shall not be a bar to the maintenance of any suit or action for the recovery of said sum or sums so omitted; and Tenant agrees that it will not, in any suit or suits brought or arising under this Lease for a matured sum for which judgment has not previously been obtained or entered, plead, rely on or interpose the defenses of res adjudicata, former recovery, extinguishment, merger, election of remedies or other similar defense as a default to said suit or suits.

          (b)   If any term, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the validity of the remainder of this Lease shall not be affected thereby but shall remain in full force and effect.

        31.    Non-Waiver.    It is understood and agreed that nothing herein shall be construed to be a waiver of any of the terms, covenants or conditions herein contained, unless the same shall be in writing, signed by the party to be charged with such waiver, and no waiver of the breach of any covenant herein shall be construed as a waiver of such covenant or any subsequent breach thereof. No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

        32.    Successors and Assigns.

          (a)   Except as herein provided, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns; shall be binding upon Tenant, its successors and assigns (including without limitation any trustee in bankruptcy or debtor in-possession, and any assignee of the same); and shall inure to the benefit of Tenant and only such assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord. In the event more than one person, firm or corporation is named herein as Tenant, the liability of all parties named herein as Tenant shall be joint and several.

          (b)   In the event Landlord's interest under this Lease is transferred or assigned and written notice thereof is given to Tenant, Landlord (or any subsequent assignee or transferee of Landlord's interest under this Lease who gives such notice to Tenant) shall automatically be relieved and released from and after the date of such transfer or conveyance from all liability hereunder. Further, the liability of Landlord, its successors and assigns, under this Lease shall at all times be limited solely to Landlord's interest in the land and improvements comprising the Building and in the event the owner of Landlord's interest in this Lease is at any time an individual, partnership, joint venture or unincorporated association, Tenant agrees that such individual or the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord's obligations hereunder.

        33.    Security Deposit.

          (a)   Simultaneously with the execution of this Lease, Tenant has deposited with Landlord a statement, receipt, passbook or other written evidence of the fact that Tenant has deposited with First Union National Bank ("FUNB") the sum of Five Hundred Thousand Dollars ($500,000.00) in a segregated account (the "Account") to be held in the name of Landlord, as a security deposit for the faithful performance of Tenant's obligations under this Lease. Landlord has authorized the Bank to pay interest earned on the Account directly to Tenant so long as the Account balance does not fall below Five Hundred Thousand Dollars ($500,000.00). Landlord has further authorized the Bank to invest the Account only in fully liquid overnight investments or investments having the full faith and credit of the United States, such as United States Treasury Bonds, or

  obligations secured by Letters of Credit or guaranties provided by FUNB or nationally recognized financial institutions    of similar size and credit, as directed by Tenant from time to time. Tenant shall not have any right to withdraw from the Account, except for interest only withdrawals to be made not more frequently than once per month. Tenant agrees that Landlord shall have the right, but not the obligation, to withdraw from the Account to cure or remedy any default by Tenant hereunder, including default in the payment of rent, if any such default is not cured by Tenant within any applicable grace or cure period set forth in this Lease. Landlord shall assign and transfer to Tenant all funds remaining in the Account within fifteen (15) days after vacating of the premises by Tenant or any other termination of this Lease (or upon termination of the last renewal term of this Lease if this Lease contains a renewal option and Tenant properly exercises said option), provided that Landlord shall nevertheless have the right to withdraw from the Account for any damages sustained by Landlord if (i) Tenant is then in default under any of the provisions of this Lease subject to applicable grace and cure periods, (ii) there is damage to the premises beyond ordinary wear and tear and the premises have not been left in a clean condition and in good order with all debris, rubbish and trash placed in proper containers, (iii) all keys to the premises have not been returned to the Landlord, and (iv) Tenant's forwarding address has not been left with Landlord. If, during the Lease term, Landlord withdraws from the Account and uses all, or any portion, of the proceeds thereof to cure any default by Tenant under this Lease, Tenant agrees to deposit with Landlord, within fifteen (15) days after Landlord's written notice, a cash sum in sufficient amount, which when added to any remaining funds in the Account, will equal the full principal sum of the security deposit, Landlord shall be entitled to commingle any such cash security deposit with its own funds, and Landlord shall not be required to pay Tenant any interest thereon.

          (b)   Notwithstanding any of the provisions of paragraph (a) of this Section 33, if, at the end of the first five (5) years of the Lease term Tenant has maintained a net worth of Eighty Million Dollars ($80,000,000.00) or more on a sustained basis for a period of not less than one (1) year (as evidenced by a CPA certification to Landlord with such reasonable backup financial statements as Landlord may require), the principal amount of the Account may be reduced to Ninety-Six Thousand Dollars ($96,000.00}, provided (i) Tenant is not then in default under this Lease beyond any applicable cure or grace period, and (ii) if at such time Tenant is a subsidiary to a parent corporation or is controlled by another corporation or other entity, the parent or controlling entity shall execute a Guaranty, in form reasonably satisfactory to Landlord, pursuant to which such entities unconditionally agree to pay all rental arrearages of Tenant and perform all other obligations of Tenant under the Lease if Tenant defaults in the payment or performance thereof. In the event the amount of the Account is reduced pursuant to this paragraph, Landlord agrees to execute such documents as the Bank may require in order to effectuate such reduction and permit the disbursement of all excess funds to Tenant.

        34.    Notices to Mortgagee.    Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the premises, provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made; and Tenant shall allow said mortgagee or holder of the deed of trust a reasonable time, not to exceed sixty (60) days from the receipt of said notice, to cure, or cause to be cured, any such default. If such default cannot reasonably be cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the curing of such default is commenced and diligently pursued (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being thus diligently pursued.

        35.    Estoppel Certificate.    Tenant shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to

Landlord (or its designee) a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, that the same is in full force as modified and stating the modifications) and the dates to which the rents and other charges have been paid in advance, if any. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the estate of Landlord or by the mortgagee or any assignee of any mortgagee or the trustee or beneficiary of any deed of trust constituting a lien on the premises or the Building.

        36.    Bankruptcy.

          (a)   An "Act of Bankruptcy" shall mean:

            (i)    the application by Tenant or any guarantor of Tenant or its or their consent to the appointment of a receiver, trustee or liquidator of Tenant or any guarantor of Tenant or a substantial part of its or their assets;

            (ii)   the filing of a voluntary petition in bankruptcy or the admission in writing by Tenant or any guarantor of Tenant of its inability to pay its debts as they become due;

            (iii)  the making by Tenant or any guarantor of Tenant of an assignment for the benefit of its creditors;

            (iv)  the filing of a petition or an answer seeking a reorganization or an arrangement with its creditors or an attempt to take advantage of any insolvency law;

            (v)   the filing of an answer admitting the material allegations of a petition filed against Tenant or any guarantor of Tenant in any bankruptcy, reorganization or insolvency proceeding;

            (vi)  the entering of an order, judgment or decree by any court of competent jurisdiction adjudicating Tenant or any guarantor of Tenant, as a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of Tenant or any guarantor of Tenant or of all or a substantial part of its or their assets; or

            (vii) the commencing of any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and the continuation of such order, judgment, decree or proceeding unstayed for a period of sixty (60) days.

          (b)   Upon the occurrence of an Act of Bankruptcy, this Lease and all rights of Tenant hereunder shall automatically terminate with the same force and effect as if the date of any such event were the date stated herein for the expiration of the term, and Tenant shall vacate and surrender the premises, but shall remain liable as herein provided. Landlord reserves any and all remedies provided herein or at law or in equity.

          (c)   If this Lease is not terminated in accordance with subsection (b) above because such termination is not permitted under the Bankruptcy Code, 11 U.S.C. § 101 et seq. (the "Bankruptcy Code"), then upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed, agree:

            (i)    To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court;

            (ii)   To pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the premises an amount equal to all basic rent and all additional rent reserved hereunder;

            (iii)  To reject or assume this Lease within sixty (60) days of the filing of such petition;

            (iv)  To give Landlord at least thirty (30) days prior written notice of any proceeding relating to any assumption of this Lease;

            (v)   To give Landlord at least thirty (30) days prior written notice of any abandonment of the premises, any such abandonment to be deemed conclusively a rejection of this Lease;

            (vi)  To be deemed conclusively to have rejected this Lease in the event of the failure to comply with any of the above; and

            (vii) To be deemed to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

          (d)   Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord hereunder, whether or not expressly denominated as rent, shall constitute "rent" for the purposes of Section 502(b)(7) of the Bankruptcy Code, including, without limitation, reasonable attorney's fees incurred by Landlord by reason of Tenant's bankruptcy.

          (e)   In the event that this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not directly paid or delivered to Landlord shall be held in trust for the benefit of Landlord by the recipient thereof and be promptly paid to or turned over to Landlord. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, the notice of such proposed assignment setting forth (i) the name and address of such person; (ii) all of the terms and conditions of such offer; and (iii} adequate assurance to be provided to Landlord to assure such assignee's future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

          (f)    Nothing contained in this Section 35 shall be deemed in any manner to limited Landlord's rights and remedies under the Bankruptcy Code, as presently existing or as may hereafter be amended.

          (g)   No default under this Lease by Tenant, either prior to or subsequent to any Act of Bankruptcy, shall be deemed to have been waived unless expressly done so in writing by Landlord.

          (h)   Neither Tenant's interest in this Lease, nor any estate created hereby in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided by the Bankruptcy Code.

        37.    Broker's Commission.    Tenant and Landlord warrant that they have dealt with no broker in connection with this Lease except ITRA/Washington Realty Group (the "Broker"), and agree to indemnify and save the other harmless from all claims, actions, damages, costs and expenses and liability whatsoever, including reasonable attorney's fees, that may arise from any breach of this warranty. Landlord shall pay all commissions owing to the Broker in accordance with a separate agreement between Landlord and the Broker, and Landlord hereby agrees to defend, indemnify and hold Tenant harmless from any claims made by the Broker with respect to any commissions which are due or may be due in connection with this Lease.

        38.    Rules and Regulations.    Tenant shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit D, and with any reasonable and non-discriminatory amendments or modifications thereto that Landlord shall, from time to time, promulgate with respect to the Building and all other similar buildings within the Park, provided that such amendments or modifications may not apply to commercial tenants or to tenants having particular security or access requirements. Any such amendments or modifications to the rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants.

        39.    Environmental Provisions.

          (a)   Tenant and its successors and assigns shall use and operate the building, the property and the leased premises, respectively, at all times during the term hereof, under and in compliance with the laws of the Commonwealth of Virginia and in compliance with all applicable Environmental Legal Requirements. "Environmental Legal Requirements" shall mean any applicable law relating to the environment, including, without limitation, relating to releases, discharges or omissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls ("PCB's") or asbestos, or asbestos containing products, to the disposal, treatment, storage or management of solid or other hazardous or harmful wastes or to exposure to toxic, hazardous or other harmful materials (collectively "Hazardous Substances") and any regulation or final order or directive issues pursuant to such statute or ordinance, in each case applicable to the premises, the building or its use or modification by Tenant, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act ("FWPCA"), the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Solid and Hazardous Waste Amendments of 1984 ("RCRA"), and any state or federal statutes addressing similar matters, and any state statute providing for financial responsibility for clean-up or other actions with respect to the release or threatened release of any of the above-referenced substances.

          (b)   Tenant hereby indemnifies and saves Landlord harmless from all liabilities and claims arising from the use, storage or placement of any Hazardous Substances upon the premises or elsewhere within the building or property of Landlord (if brought or placed thereon by Tenant, its agents, employees, contractors or invitees); and Tenant shall (i) within thirty (30) days after written notice of the violation thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Legal Requirements and (ii) within fifteen (15) days after written demand therefor, reimburse Landlord for any amounts expended by Landlord to comply with any Environmental Legal Requirements with respect to the premises or with respect to any other portions of Landlord's building or property as the result of the placement or storage of Hazardous Substances by Tenant, its agents, employees, contractors or invitees, and agrees to defend Landlord in connection with any judicial or administrative investigation or proceeding relating thereto with counsel reasonably acceptable to Landlord.

          (c)   Tenant hereby grants Landlord, and Landlord's agents and employees (including, but not limited to, any engineers or other parties engaged in the testing of Hazardous Substances) the right to enter upon the premises for the purpose of determining whether Tenant, its agents, employees, contractors or invitees, has violated any of the provisions of this Section between the hours of 9:00 A.M. and 5:00 P.M. on any day except Sunday or any legal holiday on which Tenant shall not be open for business upon reasonable prior notice to Tenant and provided that Tenant is afforded a reasonable opportunity to provide an escort should the nature of Tenant's business so require; provided that if Landlord has reasonable grounds for believing that Tenant is in violation of this Section 39, Landlord or its agents, employees or engineers may enter upon the premises immediately upon first giving Tenant such reasonable notice as may be appropriate under the circumstances.

          (d)   Prior to the execution and delivery of this Lease, Landlord shall deliver to Tenant its most recently conducted Phase I environmental report regarding the Property (the "Existing Environmental Report"). Landlord makes no representation or warranty as to the accuracy or completeness of the Existing Environmental Report. Landlord represents and warrants, to Tenant that, to the best of Landlord's knowledge and except as described in the Existing Environmental Report, the Property is, and will as of the Rent Commencement Date be, free from Hazardous Substances and in compliance with all Environmental Legal Requirements, except to the extent any such violation thereof shall be caused by Tenant, its agents, employees, invitees or contractors. Landlord hereby indemnifies and saves Tenant harmless from all liabilities and claims arising from the use, storage or placement of any Hazardous Substances upon the premises or elsewhere within the Building (if brought or placed thereon by Landlord, its agents, employees, contractors or invitees); and Landlord shall (i) within thirty (30) days after written notice of the violation thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Legal Requirements and (ii) within thirty (30) days after written demand therefor, reimburse Tenant for any amounts expended by Tenant to comply with any Environmental Legal Requirements with respect to the premises or with respect to any other portions of the Building as the result of the placement or storage of Hazardous Substances by Landlord, its agents, employees, contractors or invitees, and agrees to defend Tenant with counsel reasonably acceptable to Tenant in connection with any judicial or administrative investigation or proceeding relating thereto.

        40.    Tenant Installations.

          (a)    Emergency Generator.    Tenant shall have the right to install an emergency generator and fuel tank on a pad site adjacent to the Building, mounted to a concrete slab, all of which shall be properly screened, subject to Landlord's prior written approval of the location, equipment and screening. Such installation and the repair and maintenance thereof shall be performed by Tenant, at Tenant's sole cost, in accordance with all applicable codes and regulations.

          (b)    Supplemental HVAC.    Tenant shall have the right to install supplemental HVAC equipment on the roof of the Building in order to providing supplemental cooling for the "Data Center" hereinafter described. Tenant may utilize existing screening located on the roof, but shall be required to add additional screening if the height of the supplemental equipment so requires. Such installation shall be performed by Tenant, at Tenant's sole cost, in accordance with all applicable codes and regulations. Before commencing such installation, Tenant shall submit plans and specifications to Landlord for Landlord's approval as to the location of the equipment, the type and extent of screening and other pertinent details for Landlord's prior written approval.

          (c)    Data Center.    Tenant shall have the right to install the improvements necessary or appropriate to create a data center (the "Data Center") within the premises, at the approximate location identified on Exhibit C. Landlord represents and warrants that the zoning laws and applicable regulations permit the installation of the Data Center along with Tenant' intended use of the balance of the Premises. Landlord shall complete construction of the area of the premises designated for the Data Center in shell condition as more particularly provided in Exhibit B attached hereto, with access to all necessary utilities available to the Data Center, at least thirty (30) days prior to the Commencement Date, and Tenant shall be permitted to commence its work to complete construction of the Data Center, so long as such work does not unreasonably interfere with the completion of Landlord's Work by Landlord. The Data Center will be connected to and cooled by the supplemental HVAC equipment described above. Such installation shall be performed by Tenant, at Tenant's sole cost, in accordance with all applicable codes and regulations.

          (d)    Roof Rights.    Tenant shall have the right to install communications, HVAC (as above), or other equipment benefiting the premises on the roof of the Building at no additional charge during the Lease term or any extensions thereof. Such installations shall be performed by Tenant, at Tenant's sole cost, in accordance with all applicable codes and regulations. All of the foregoing installations shall be subject to Landlord's prior written approval of the location, method of installation, type and extent of screening and other reasonably pertinent detail concerning the same. Landlord shall use reasonable efforts to permit Tenant access to the premises and the Building prior to the Commencement Date to complete such improvements as soon as practicable.

        41.    Hours of Operation.    Subject to condemnation, casualty and other causes beyond the control of Landlord and further subject to Landlord's reasonable security requirements, access to the premises, the roof, and all other parts of the Building shall be permitted on a twenty-four (24) hour per day, seven (7) day per week basis.

        42.    Captions.    The captions of the various sections of this Lease are for convenience only and are not a part of this Lease. Such captions shall not be construed to define or limit any of the provisions of this Lease.

        43.    Final and Entire Agreement.    This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

        44.    Tenant Representative.    The name, address and telephone number of Tenant's s representative to be contacted in event of emergency are as follows                        :

        45.    Landlord's Representations and Warranties.    Landlord represents, warrants and agrees as follows: (i) the execution, delivery and performance of this Lease has been duly authorized and this Lease constitutes the binding agreement of Landlord, enforceable in accordance with its terms, (ii) Landlord owns fee simple title to the Property free and clear of any encumbrances or restrictions except for a Deed of Trust for the benefit of Allfirst Bank and as otherwise disclosed to Tenant prior to the date hereof, and (iii) when completed, the Premises and the Building will comply with all laws, orders, rules, requirements and regulations of any and all governmental departments, bodies, bureaus, agencies and officers, and all rules, directions, requirements and recommendations of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the premises are situated, in any way pertaining to the premises or the use and occupancy thereof.

        46.    Consents and Approvals.    Whenever this Lease calls for the consent or approval of Landlord or Tenant, except where specifically provided to the contrary, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

        WITNESS the hands and seals of the parties hereto as of the day and year first above written.

LANDLORD:
WITNESS:		MERRITT-LTI, LLC
/s/ [ILLEGIBLE]		By:	/s/ [ILLEGIBLE]

(SEAL)
WITNESS:		NEUSTAR, INC.
/s/ [ILLEGIBLE]		By:	/s/ [ILLEGIBLE]

(SEAL)

        THIS ADDENDUM, made as of the 16th day of May, 2001, by and between MERRITT-LTl, LLC, Landlord, and NEUSTAR, INC., Tenant.

EXPLANATORY STATEMENT

        By Lease (the "Lease") dated May 19, 2000, Landlord leased to Tenant, and Tenant rented from Landlord, certain premises containing approximately 40,440 rentable square feet within the Building known as Building VIII, Loudoun Tech Center, 45980 Center Oak Plaza, Sterling, Virginia 20160. Tenant and Landlord have agreed to modify the Lease as herein set forth. In addition, in accordance with Section 33 of the Lease, Tenant has deposited with Landlord a passbook from First Union National Bank in the amount of $500,000 as a security deposit for the faithful performance of Tenant's obligations under the Lease. Tenant wishes to substitute a $500,000 Letter of Credit with Landlord in place of the aforesaid passbook as hereinafter provided.

        NOW, THEREFORE, THIS ADDENDUM WITNESSETH, that for and in consideration of $5.00 and other good and valuable considerations, Landlord and Tenant hereby covenant and agree as follows:

        1.     Section 4 of the Lease is hereby amended to read as follows:

          4.    Compliance with Laws.    Tenant covenants and agrees that it will, at its own expense, observe, comply with and execute all laws, orders, rules, requirements and regulations of any and all governmental departments, bodies, bureaus, agencies and officers, and all rules, directions, requirements and recommendations of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the premises are situated, in any way pertaining to the premises or the use and occupancy thereof. Notwithstanding the foregoing, Tenant shall not be required to pay the cost of any future building code related capital repairs or renovations to the Building or Property of Landlord except as relates to the interior of the Premises, unless any such repairs or renovations are required as the result of any alternations made by Tenant to the Premises. In the event Tenant shall fail or neglect to comply with any of the aforesaid laws, orders, rules, requirements or recommendations, Landlord or its agents may, following not less than ten (10) days prior written notice (provided that in the event of an emergency, the notice period may be decreased commensurate with the emergency), enter the premises and take all such action and do all such work in or to the premises as may be necessary in order to cause compliance with such laws, orders, rules, requirements or recommendations, and Tenant covenants and agrees to reimburse Landlord promptly upon demand for the reasonable expenses incurred by Landlord in taking such action and performing such work.

        2.     Section 5 of the Lease is hereby amended to read as follows:

          5.    Assignment and Subletting.    Tenant covenants and agrees not to assign this Lease, in whole or in part, nor to sublet the Additional Premises or any Expansion Space, or any part thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of Landlord in each instance first had and obtained, which Landlord shall not unreasonably withhold, condition or delay. Notwithstanding the foregoing, Tenant may assign this Lease, or sublet all or any portion of the Additional Premises or Expansion Space to any subsidiary, affiliate or successor of Tenant (collectively "a Related Party") without Landlord's prior written consent, but Tenant shall nevertheless give Landlord written notice of any such assignment or sublease within five days after the effective date thereof. If any assignment or subletting is permitted pursuant to this paragraph, (whether or not to a Related Party) Tenant shall not be relieved from any liability whatsoever under this Agreement. In the event that the amount of the rent or other consideration to be paid to Tenant by any assignee or sublessee (other than a Related Party) is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Agreement after reimbursement of any reasonable costs incurred by Tenant (such as tenant's improvements, legal fees, brokerage commissions and the like) incurred by Tenant in procuring such assignment or sublease (the "Profit"), Tenant shall pay Landlord 50% of the Profit when and as received by Tenant from such assignee or sublessee. Landlord shall not be entitled to any portion of the Profit in the event the assignee or sublessee is a Related Party. Any consent by Landlord to an assignment or subletting shall not constitute a waiver of a necessity of such consent as to any subsequent assignment or subletting. An assignment for the benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest in the Additional Premises or Expansion Space unless Landlord shall have first consented thereto in writing. In the event Tenant desires to assign this Lease or to sublease more than 50% in the aggregate of the entire Additional Premises and/or Expansion Space then leased by it to a party other than a Related Party and for fifty percent (50%) or greater of the remaining term under the Lease, then Landlord shall have the right and option to terminate this Agreement with respect to that particular building only which right and option shall be exercisable by written notice from Landlord to Tenant within ten (10) business days fom the date Tenant gives Landlord written notice of its desire to assign or sublease to other than a Related Party. If Landlord fails to give timely notice of such termination election, then Landlord shall be deemed to have approved such requested sublease or assignment as requested by Tenant.

          (b)   It is agreed that it shall not be a reasonable basis for Landlord to withhold permission for subletting assignments by Tenant if Landlord (i) is negotiating with the proposed subtenant(s) of Tenant for other office space owned or controlled by Landlord, or (ii) has other office space available for rent in other buildings owned or controlled by Landlord.

          (c)   Landlord agrees that it will respond to any request by Tenant for an approval of a prospective sublease or assignment within ten (10) business days of Tenant's written request to be accompanied by (i) the name of the proposed entity to include a description of the core business and the intended use of the premises to be assigned or subleased, (ii) reasonable and customary financial information to the extent available, (iii) a floor plan showing the intended area to be subleased or assigned, and (iv) an executed term sheet setting forth the basic terms of the prospective transaction which shall not be deemed to mean a negotiated or executed assignment or sublease agreement. If Landlord fails to give timely notice of such termination election, then Landlord shall be deemed to have approved such requested sublease or assignment as requested by Tenant.

        3.     The following new Paragraph 6(d) is hereby inserted in the Lease:

          (d)   Notwithstanding any of the foregoing provisions of this Section 6, Operating Costs, as used herein, shall be allocated only to the Building and all land and common area and facilities, including parking areas, which are directly adjacent, allocated and dedicated to the Building, (ii) the allocation of all direct and indirect personnel costs shall be equitably spread across all of the buildings and sites in the entire Park, and not just against the leased portions of the buildings in the Park, (iii) the allocation of CAM fees shall not be charged or allocated against vacant office space in the Park, and (iv) Tenant shall have thirty (30) days from the date of Tenant's receipt of the year end invoice to pay its pro rata share of Operating Costs and CAM.

        4.     The first sentence of Paragraph 8(b) of the Lease is amended to provide that Tenant's insurers must be rated not less than A-IX in the most current available "Best's Insurance Reports".

        5.     The following new paragraph is inserted at the end of Section 10 of the Lease:

          Notwithstanding any of the foregoing provisions, at the expiration or earlier termination of the term of this Lease, Landlord may elect to require Tenant to remove all or any part of the alterations made by Tenant to the Premises subsequent to the Lease commencement date, provided that Landlord's right to require such removal shall be limited only to those alterations which (i) are not of normal office design and installation, and (ii) for which Landlord has elected such removal in writing concurrent with Landlord's approval of such alterations.

2

        6.     The reference to "fifteen (15) days" in the last sentence of Paragraph 11(d) of the Lease is hereby amended to "thirty (30) days".

        7.     The reference to "five (5) days" in Subparagraph 12(a)(i) of the Lease is amended to "five (5) working days".

        8.     The following new paragraph 13(c) is hereby inserted in the Lease:

          (c)   In the event Landlord elects to restore or repair the Building and Premises in accordance with paragraph (b) above, and in the further event that Landlord does not substantially complete such restoration or repair within two hundred seventy (270) days from the date of the fire or other casualty, Tenant shall have the right and option to terminate this Lease by written notice thereof to Landlord given after the expiration of such two hundred seventy (270) day period, provided such notice is given before substantial completion of such repair or restoration.

        9.     The second sentence of Section 20 of the Lease is hereby amended to read as follows:

          If Tenant shall occupy the Premises after such expiration or termination, it is understood that Tenant shall hold the Premises as a tenant from month-to-month, subject to all of the other terms and conditions of this Lease, at a rental in an amount equal to 150% times the highest rental installment reserved in this Lease.

        10.   The first sentence of Paragraph 32(a) of the Lease is hereby amended to read as follows:

          Except as herein provided, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns; and shall be binding upon Tenant, its successors and assigns, including without limitation any trustee in bankruptcy or debtor-in-possession and any assignee of the same; and shall inure to the benefit of Tenant and its Related Parties as set forth in Section 5 hereof, as well as any assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord.

        11.   Section 33 of the Lease is hereby amended to read as follows:

          33.    Security Deposit.

          (a)   Tenant has heretofore deposited with Landlord a passbook in the amount of $500,000 as a security deposit for the faithful performance of Tenant's obligations under this Lease. Landlord agrees that it will, upon Tenant's request, surrender the passbook and assign Landlord's rights therein to Tenant upon delivery by Tenant to Landlord of a Letter of Credit issued by a federally chartered United States Bank in the face amount of $500,000, the form of which shall be subject to Landlord's reasonable approval. Tenant agrees that Landlord shall have the right, but not the obligation, to draw upon such Letter of Credit (i) to cure or remedy any default by Tenant under this Lease, including default of the payment of rent, if any such default is not cured by Tenant within any applicable grace or cure period set forth in this Lease, or (ii) if, at any time prior to the termination or expiration of the Lease Term, the issuing bank notifies Landlord that it will not renew the Letter of Credit and Tenant fails within ten days after Landlord's written notice, to deposit with Landlord a substitute Letter of Credit in the same form and in the same face amount as the Letter of Credit previously deposited by Tenant with Landlord or, in lieu thereof, a cash security deposit in an amount equal to the then full face amount of the Letter of Credit which will not be renewed. The Letter of Credit, or cash security deposit, if not sooner drawn upon, shall be returned to Tenant within ten (10) days after the vacating of the premises by Tenant and termination of this Lease, provided that Landlord shall nevertheless have the right to draw upon the Letter of Credit or cash security deposit in such amounts as reasonably required for any damages sustained by Landlord if (i) Tenant is then in default under any of the provisions of this Lease, or (ii) there is damage to the premises beyond ordinary wear and tear and the premises have not been left in a clean condition and in good order with all debris, rubbish and trash placed

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  in proper containers. If Landlord draws upon the Letter of Credit and uses all, or any portion, of the proceeds thereof to cure any default by Tenant under this Lease, Tenant agrees to deposit with Landlord, within fifteen days after Landlord's written request, a cash sum in sufficient amount, which when added to any remaining proceeds from the Letter of Credit, will equal the full principal sum of the security deposit. If the security deposit is in the form of cash, Landlord shall be entitled to commingle the security deposit with its own funds, and Landlord shall not be required to pay Tenant any interest thereon.

          (b)   Notwithstanding any of the provisions of paragraph (a) of this Section 33, if at the end of the first five years of the Lease term, Tenant has maintained a net worth of $80,000,000 or more on a sustained basis for a period of not less than one year (as evidenced by a CPA certification to Landlord with such reasonable backup financial statements as Landlord may require), the face amount of the Letter of Credit may be reduced to $96,000, provided (i) Tenant is not then in default under this Lease beyond any applicable cure or grace period and, (ii) if, at such time Tenant is a subsidiary or a parent corporation or is controlled by another corporation or other entity, the parent or controlling entity shall execute a Guaranty, in form reasonably satisfactory to Landlord, pursuant to which such entities unconditionally agree to pay all rental arrearages of Tenant and perform all other obligations of Tenant under this Lease if Tenant defaults in the payment or performance thereof. In the event the amount of the Letter of Credit is reduced pursuant to this paragraph, Landlord agrees to execute such documents as the issuing bank may require in order to effectuate such reduction.

          (c)   As relates to the provisions herein, every use of the term "default" shall be limited to that meaning of the term set forth in section 12 of the Lease.

          Except as set forth in this Addendum, all of the terms and provisions of the Lease shall remain unchanged and in full force and effect.

        12.   The following new Section 37 is hereby inserted in the Lease:

          37.    Renewal Options.    Provided Tenant is not then in default hereunder, Landlord hereby grants Tenant the right to renew the Lease for two (2) additional terms of five (5) years each by giving Landlord written notice of Tenant's election to exercise such renewal option not later than 270 days prior to the commencement of each renewal term. In the event said option is exercised in a timely manner, the Lease shall be extended for the renewal term as to which such notice is given, under the same terms and conditions as are set forth in the Lease, except that the triple net base rent shall be a rental rate equal to 100% of the then prevailing triple net "Fair Market Rental Value" for similar space. Fair Market Rental Value shall mean rentals for comparable buildings of similar age, size, location and quality. The Fair Market Rental Value for either of such renewal terms shall not be less than 103% of the triple net base rental rate in effect immediately preceding the commencement of the renewal term in question, nor shall it be greater than 105% of the triple net base rental rate in effect immediately preceding the commencement of such renewal term, and during each year of the renewal term(s), the triple net base rental so determined shall be increased by 3% of the preceding year's triple net rental rate.

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        AS WITNESS the hands and seals of the parties hereto as of the day and year first above written.

WITNESS:	MERRITT-LTI, LLC
	By:	/s/	(SEAL) President
LANDLORD
NEUSTAR, INC.
/s/ Tara Gloss	By:	/s/ ROBERT R. DOWSKI	(SEAL)
TENANT

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        THIS AMENDATORY LEASE AGREEMENT, made as of the 16th day of May, 2001, by and between MERRITT-LT1, LLC, a Maryland limited liability company (hereinafter called "Landlord"), and NEUSTAR, INC., a corporation of the State of Delaware (hereinafter called "Tenant").

EXPLANATORY STATEMENT

        By lease (the "Lease") dated May 14, 2000, Landlord leased to Tenant, and Tenant rented from Landlord, certain premises containing approximately 40,440 rentable square feet within the Building known as Building VIII, Loudon Tech Center, 46000 Center Oak Plaza, Sterling, Virginia 20166. Tenant has agreed to rent from Landlord and Landlord has agreed to lease to Tenant, additional premises (hereinafter the "Additional Premises") in Building X, Loudon Tech Center, 46000 Center Oak Plaza, Sterling, Virginia 20166 (the "Building") under the same terms and conditions set forth in the Lease, except as otherwise provided in this Amendatory Lease Agreement ("Agreement").

        NOW, THEREFORE, THIS AGREEMENT WITNESSETH, that for and in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

        1.    Lease of Additional Premises.    Landlord does hereby lease to Tenant and the latter does hereby rent from the former, the Additional Premises containing not less than approximately 45,000 rentable square feet within the Building, as shown on Exhibit A attached hereto, for the term hereinafter provided, and subject to all of the terms and conditions set forth in the Lease except as amended or modified in this Agreement. The final measurement of the square footage of the Additional Premises shall be based on the final Space Plan as set forth below. Based on the final Space Plan, this Amendatory Lease Agreement shall then be further modified to reflect that final measurement with the appropriate adjustments to Base Rent hereunder being determined and acknowledged at that time.

        2.    Term.    The lease of the Additional Premises shall be for a term commencing on or near September 1, 2001 provided the following conditions have occurred:

          (i)    Landlord shall have substantially completed Tenant's Work to be set forth in the to-be-developed plans for the fit-up of the Additional Premises, as elected and determined by Tenant and reasonably approved by Landlord (the "Space Plan") and to be constructed by Landlord as fully finished office space from the current shell condition (the "Tenants Work"), (ii) Landlord shall have substantially completed Landlord's Work in the Building in accordance with plans of Landlord, which plans shall conform to the requirements of Section 8 hereof and in accordance with the base building plans and specifications attached hereto as Exhibit B, (iii) Landlord shall have procured and delivered a copy of same to Tenant, a use permit or certificate of occupancy for the Additional Premises (or the equivalent thereof) permitting Tenant to occupy the same in accordance with applicable Loudon County laws and regulations, and (iv) Landlord shall have given Tenant not less than ten (10) business days' prior notice of such anticipated substantial completion date (the "Lease Commencement Date"). Tenant agrees to deliver to Landlord, not later than June 15, 2001, the Space Plan for Tenant's Work, which plan shall have been approved by Tenant, and which may be subject to further modification by Tenant thereafter but with any such modifications which occur after June 15, 2001 which cause a delay in Landlord's completion of the Tenant's Work thereby causing and event of Tenant Delay. Any failure of Tenant to timely deliver the aforesaid Space Plan to Landlord shall be deemed a "Tenant Delay", and base rent and other charges payable by Tenant hereunder shall be payable for each day of Tenant Delay as if the Tenant Work had been substantially completed as of the Lease Commencement Date which would have occurred had there not been any Tenant Delay. When the Lease Commencement Date is ascertained, upon the request of either party, the parties shall enter into an agreement setting forth the actual Lease Commencement Date.

        The Lease Term for the Additional Premises shall terminate August 31, 2010, which date is co-terminus with the termination date of the Lease.

        3.    Pre-Term Access.    Tenant, its agents and employees, shall have the right to enter the Additional Premises during the thirty day period immediately preceding the Lease Commencement Date, without payment of rent or other charges, for the purpose of installing telecommunication equipment, specialty equipment, and related Tenant personalty, provided Tenant first furnishes Landlord evidence of insurance as required by the Lease and provided that all property of Tenant installed or stored within the Additional Premises during such pre-term occupancy period shall be at Tenant's sole risk. Tenant agrees not to interfere with Landlord's construction activities during such pre-term occupancy.

        4.    Base Rent.

          (a)   Beginning as of the Lease Commencement Date, Tenant shall pay Landlord the following annual and monthly base rent:

Term	Annual Rate	Monthly Rate	Per Sq.Ft.
Lease Commencement Date – 8/31/02	$1,102,500.00	$91,875.00	$24.50
9/1/02 – 8/31/03	1,127,700.00	93,975.00	25.06
9/1/03 – 8/31/04	1,153,350.00	96,112.50	25.63
9/1/04 – 8/31/05	1,179,900.00	98,325.00	26.22
9/1/05 – 8/31/06	1,206,900.00	100,575.00	26.82
9/1/06 – 8/31/0	1,235,250.00	102,991.66	27.45
9/1/07 – 8/31/08	1,264,050.00	105,337.50	28.09
9/1/08 – 8/31/09	1,293,750.00	107,872.25	28.75
9/1/09 – 8/31/10	1,324,800.00	110,400.00	29.44

  Tenant covenants and agrees to pay all rentals reserved hereunder to Landlord, without notice or demand, in advance, on or before the first day of each month during the term, except that if the Lease Commencement Date is a date other than the first day of the month, the base rental for such partial month shall be payable 5 days after the Lease Commencement Date, without set off or deduction.

          (b)   Simultaneously with the execution of the Amendatory Agreement, Tenant has paid Landlord the sum of $91,875.00 as prepaid rent for the first month of the term, the receipt of which is hereby acknowledged by Landlord.

          (c)   If the actual, as-built Additional Premises is more or less than 45,000 rentable square feet (which shall be computed based upon the BOMA method of measurement and shall be certified to Tenant and Landlord by Landlord's architect), the base annual rental for the period from the Lease Commencement Date to and including the last day of the Term which is August 31, 2002 shall be computed by multiplying $24.50 times the actual rentable square footage of the as-built Additional Premises, and similar recomputations shall be made with respect to base rental for each subsequent lease year. In the event the base rental is recomputed as hereinabove set forth, the parties hereto shall execute an addendum to this Lease specifying such recomputed base rentals.

        5.    Rent Escalations.

          (a)   The Additional Premises hereby leased comprises approximately 75.10% of the total Building ("Tenant's Proportionate Share") and the total rentable area of the Building is 59,901 rentable square feet. Tenant covenants and agrees to pay Landlord, as additional rent, Tenant's Proportionate Share of any increase in Operating Costs (as defined in Section 6(a) of the Lease), except for the costs of electricity consumed within the Building and janitorial services furnished by Landlord) over and above Operating Costs for calendar year 2002 (the "Base Year"). Notwithstanding the foregoing, in the event the Building has an occupancy rate of less than ninety-five percent (95%) during the entirety of the Base Year, the Base Year's Operating Costs shall be equitably adjusted to reflect (i) an occupancy rate of ninety-five percent (95%) in the Building, (ii) the fact that some maintenance and repair charges which it would normally have

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  incurred during the Base Year were not incurred by virtue of certain warranties and vacancies in the Building, and (iii) the possibility that some maintenance and other services which would normally be incurred in similar office buildings during any one operating year (e.g., window cleaning) were not incurred.

          (b)   In the event Landlord's costs for supplying electric service to the interior of the Building and janitorial services exceed Two Dollars and Sixty-Five Cents ($2.65) per rentable square foot within the Building during any lease year, Tenant shall pay Landlord Tenant's Proportionate Share of such excess. In the event utilities and janitorial costs are less than Two Dollars and Sixty-Five Cents ($2.65) on an annual basis then the savings shall be reimbursed to Tenant within thirty (30) days of the end of each calendar year.

          (c)   All Tenant's Work shall be bid and performed at competitive market rates and shall be mutually agreed upon by Landlord and Tenant and performed in a manner consistent with the construction of Building VIII, Loudoun Tech Center.

          (d)   Landlord shall notify Tenant from time to time, but not more frequently than twice in any one lease year, of the amount which Landlord estimates will be the amounts payable by Tenant in accordance with paragraphs (a), (b) and (c) hereof, and Tenant shall pay such amounts to Landlord in equal monthly installments, in advance, on the first day of each month, simultaneously with payments of the base rent reserved hereunder. The provisions of paragraph 6(c) of the Lease set forth the procedures applicable to such payments.

          (e)   Landlord agrees to diligently manage all Operating Costs and CAM for efficiency and cost competitiveness according to the best property management practices to include the express objective of keeping Operating Costs and CAM costs as low as then current market conditions will permit.

          (f)    Notwithstanding anything in the Lease to the contrary, that portion of Operating Costs applicable to Building management fees shall not exceed four percent (4%) of the gross base rents derived by Landlord from the Building throughout the Lease Term and during renewal terms.

        6.    Tenant's Work.

          (a)   Landlord will cause Merritt Properties, Inc., as general contractor, to perform, or cause to be performed, all of Tenant's Work, subject to the allowance provisions set forth below, in substantial conformity with Tenant's plans for Tenant's Work to be completed and finalized as hereinabove provided.

          (b)   Landlord agrees that all Tenant's Work will be performed in a good and workmanlike manner and in full compliance with all applicable government laws and regulations and to current industry standards. All construction materials used shall be subject to Landlord's normal and customary warranties, and Landlord shall diligently pursue to completion the prompt correction of all legitimate warranty claims by Tenant with respect to (i) substantial adherence to the plans for Tenant's Work using all new construction materials, (ii) the good workmanship thereof, (iii) the freedom of such materials from latent defect. Tenant and its consultants shall have the right, but not the obligation, to review, monitor and approve all plans and materials involved in Tenant's Work throughout the entire construction process, provided that Tenant and its consultants do not cause delays in the construction schedule. Landlord will allow reasonable time and notification on the construction schedule for tenant to conduct such reviews and approvals. Landlord shall cause to be obtained all permits, certificates (including the use permit or certificate of occupancy or its equivalent) and other governmental approvals from all governmental entities having jurisdiction which are necessary for the completion of Tenant's Work.

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          (c)   or the services provided by Landlord's general contractor, Landlord shall earn a fee of two and one-half percent (2.5%) of managed costs related to the construction of Tenant's Work, which sum shall be charged to the Tenant Allowance defined below.

        7.    Tenant Allowance.

          (a)   "Tenant Allowance" as used herein shall mean a sum equal to Thirty Dollars ($30.00) per rentable square foot within the Additional Premises, of which not less than Twenty-Five Dollars ($25.00) per rentable square foot of the Additional Premises shall be used for planning and constructing Tenant's Work (including all office space construction, kitchen and galleys, telecommunications wiring and security installations) and also including Landlord's fee equal to two and one-half percent (2.5%) of Landlord's total costs of Tenant's Work as set forth above.

          (b)   Tenant, at its election, shall have the right to utilize up to Five Dollars ($5.00) per rentable square foot of the Tenant Allowance for any move related expense associated with (i) telecommunications equipment and installation, (ii) furniture, fixtures and equipment, (iii) other specialty trade fixtures and equipment, (iv) legal fees and consultant fees, and (v) moving costs of any kind. Landlord agrees that Tenant shall at all times remain the lawful possessor and owner of all of the specialty items funded via the Tenant Allowance as set forth in items (i) through (iii) of the preceding sentence hereof.

          (c)   In the event the total costs of Tenant's Work, as set forth herein, are greater than the Tenant Allowance, landlord agrees to finance such shortfall, at Tenant's election, in any amount up to, but not in excess of, an additional Five Dollars ($5.00) per rentable square foot of the Additional Premises (the "Additional Tenant Allowance") by increasing the base rent so as to amortize the same over the original lease term at an interest rate of twelve percent (12.0%) APR, which sums shall be payable in monthly installments simultaneously with the base rent set forth in Section 3(a) hereof. Any such additional base rental payments shall not be credited against any escalation payments or other payments which may be due and payable by Tenant in accordance with the terms of this Agreement. If the total costs of Tenant's Work exceed both the Tenant Allowance and the Additional Tenant Allowance (i.e., a total of Thirty-Five Dollars ($35.00) per rentable square foot of the Additional Premises), Tenant shall pay such excess to Landlord in cash within fifteen (15) days following the Lease Commencement Date subject to any customary holdbacks for punch list items.

          (d)   If the total costs of Tenant's Work is less than $30.00 per square foot, Landlord shall credit one hundred percent (100%) of the unused portion of the Tenant Allowance against the first base rental payments falling due hereunder until such time as the total unused portion of the Tenant Allowance has been so credited.

          (e)   In the event of any increase in base rent or credits against base rent as set forth in the preceding paragraph hereof, upon the request of either party, the parties shall execute an amendment to this Agreement so specifying.

        8.    Landlord's Work.    Landlord agrees to provide the following work and installations to the Building ("Landlord's Work"), at the sole cost and expense of Landlord, without any development or construction costs thereof being included in Operating Costs or being deducted from the Tenant Allowance:

          (a)   Landlord shall construct and maintain the Building and the Additional Premises in a condition which is free from any substances recognized as being hazardous under Federal law, except for those items used for ordinary construction and office purposes and in accordance with applicable regulations pertaining thereto; and

          (b)   Landlord shall provide Building shell specifications and finish level in i.) accordance with Exhibit B and ii.) not lesser condition than the premises described in the Lease located in Building

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  VIII, Loudon Tech Center, which specifications include (i) substantially completed HVAC equipment installed to include high pressure duct work on each floor, (ii) sprinklers installed on each floor at such levels and amounts as required by building code for normal office use, (iii) 16 watts per square foot of electric capacity throughout the building, (iv) all perimeter drywall completed, furred and paint ready, (v) the Building reception lobby fully completed, and (vi) all restrooms substantially completed and fully code compliant.

        9.    Tenant's Consultants and Architects.

          (a)   Tenant shall have the right to select and use its own construction manager ("CM") to oversee Tenant's Work on Tenant's behalf. Tenant's CM shall have the right to oversee plans, project schedule, manage long lead time items, administrate change orders, approve budgets and expenditures from the Tenant Allowance, insure conformity of Tenant's Work to the plans, manage Tenant's specialty contractors, etc. Landlord will fund and pay reasonable and customary fees to Tenant's CM from the Tenant Allowance in such amounts as are incurred and directed by Tenant for payment.

          (b)   So long as Tenant's CM does not cause a delay in Landlord's performance of Tenant's Work, Tenant's use of its CM cannot become the basis for any alleged Tenant caused delay. If Landlord believes that the actions of Tenant's CM might cause any delay, Landlord shall promptly notify Tenant and the CM of the grounds for Landlord's belief and Tenant and the CM shall use their commercially reasonable efforts to rectify such problem. Notwithstanding any of the foregoing provisions, any failure of Tenant and/or the CM to respond to Landlord and correct a delay caused by Tenant or the CM within two (2) business days of written notice from Landlord shall constitute a Tenant Delay as set forth in this Agreement.

          (c)   Tenant shall have the right to select and use its own space planner/architect ("Tenant's Architect") with respect to the planning and designing of the Additional Premises subject to Landlord's approval which shall not be unreasonably withheld. Landlord will fund and pay the reasonable and customary fees of Tenant's Architect from the Tenant's Allowance in such amount as is incurred and directed by Tenant for payment.

          (d)   Tenant, at its sole cost and expense, shall also have the right to engage a third party consulting engineering firm to evaluate the Building, and all systems therein for sufficiency for normal office purposes, which determination, if any, has been conclusively made prior to the date upon which this Lease was executed. Landlord agrees to cooperate with such firm to afford it reasonable access to all areas of the Building and the prompt submission of all documents and other information in Landlord's possession or in the possession of any of Landlord's consultants or contractors related to the condition and capabilities of the Building. Tenant shall have the right to apply the cost of such consulting engineering firm as a against the Tenant Allowance.

        10.    Parking.

          (a)   Subject to condemnation, casualty and other causes beyond Landlord's control, the parking area adjacent to the Building shall contain not less than 4 parking spaces for each 1,000 square feet of rentable area within the Building during the Term and during any renewal periods. Tenant, its agents, employees, officers and invitees, shall have the right to the use its prorata share of such parking area in common with all other tenants of the Building and their respective agents, employees, officers and invitees.

          (b)   No charges or fees shall be made or collected for the use of any of the foregoing parking spaces and no additional rental shall be payable in connection therewith, provided that Landlord's cost of maintenance, repairs and other costs incurred in connection with such parking shall be included in Operating Costs as set forth in Section 5(a) hereof.

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          (c)   In addition to the parking spaces mentioned above, Tenant shall have the right to designate four (4) additional spaces adjacent to Tenant's primary entrance as "visitor" spaces and have them signed as such. Landlord shall have no obligation to police such "visitor" spaces, nor to remove unauthorized vehicles therefrom.

        11.    Renewal Options.    Provided Tenant is not then in default hereunder after the expiration of all applicable notice and cure periods, Landlord hereby grants Tenant the right to renew the Lease of the Additional Premises (including any Expansion Space leased by Tenant, as hereinafter set forth) for two (2) additional terms of (5) five years each by giving Landlord written notice of Tenant's election to exercise such renewal option not later than 270 days prior to the commencement of each renewal term. In the event said option(s) is exercised in a timely manner, the Lease for the Additional Premises and Expansion Space, if any, shall be extended for the renewal term as to which such notice is given, under the same terms and conditions as are set forth in this Agreement, except that the base rent shall be a rental rate equal to 100% of the then prevailing "Fair Market Rental Value", inclusive of a new Operating Costs base year reasonably and equitably based on the projected current building costs for similar space. Fair Market Rental Value shall mean rentals for comparable buildings of similar age, size, location and quality. Notwithstanding the forgoing, it is agreed that the triple net portion of the base rent for either of such renewal terms shall not be less than 103% of the triple net portion of the base rental rate in effect immediately preceding the commencement of the renewal term in question, nor shall it be greater than 105% of the triple net portion of the base rental rate in effect immediately preceding the commencement of such renewal term, and during each year of the renewal term(s), the base rental so determined shall be increased by 3% of the preceding year's triple net rental rate. Notwithstanding any provisions hereof, Tenant shall have the right, provided Tenant complies with all of the provisions herein above set forth, to renew this Lease for either the entire Additional Prcntises (including any Expansion Space) or for any one full floor or full portion of any such floor than occupied by Tenant in Building IX or Building X it total or the Additional Premises.

        12.    Expansion Rights.

          (a)   Tenant is hereby granted the ongoing right of first offer to lease space in Building X or in Building IX (the "Expansion Space") throughout the Lease term and any renewal thereof, provided that such Expansion Space within Building X shall have first been leased by another tenant, and Expansion Space within Building IX which is (i) not currently leased as of the date hereof shall have first been relet to another tenant, and/or (ii) currently leased as of the date hereof and thereafter becomes available for lease to other tenants from time to time, subject to the following terms and conditions: Landlord shall give Tenant written notice ("Landlord's Notice") that such Expansion Space has become available for lease by Tenant prior to any agreement with a third party to lease such Expansion Space. Tenant shall have 10 business days after receipt of Landlord's Notice to notify Landlord of its election to lease such Expansion Space at 100% of Fair Market Rental Value (as hereinabove defined and determined in accordance with Section 11 hereof), inclusive of a new Operating Costs base year. In determining Fair Market Rental Value adjustments shall be made for all then applicable market conditions and transaction expenses normally incurred by landlords for comparable office space which are not incurred by Landlord in connection with the Expansion Space, and there shall be no minimum base rental floor or maximum base rental ceiling in calculating the Fair Market Rental Value of the Expansion Space. If Tenant gives Landlord timely notice of its election to lease the Expansion Space, the parties shall promptly enter into another amendment to the Lease setting forth all pertinent terms and conditions of the lease of the Expansion Space, which shall be the same as the terms of the Lease for the Additional Premises as set forth in this Agreement, except for the Base Rental Rate as hereinabove determined, the Lease Commencement Date, Tenant's Proportionate Share and the like. If Tenant does not notify Landlord of Tenant's election to lease the Expansion Space within ten business days following receipt of Landlord's Notice, Landlord shall have the right and option

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  to lease the Expansion Space to any third party or parties at such rentals and under such terms and conditions as Landlord and the third party or parties may agree.

          (b)   Notwithstanding any provisions of paragraph (a) herein, Tenant's right to lease Expansion Space in Building IX shall be subject and subordinate to any rights granted any existing tenant of Building IX of the right to lease other space within Building IX. Further, notwithstanding any of the provisions of paragraph (a) hereof, Tenant shall not have the right to lease any Expansion Space unless the term of the Lease for the Additional Premises (including any renewal term already elected by Tenant) has at least three years remaining as of the date the lease of the Expansion Space will commence.

          (c)   Notwithstanding the foregoing, Tenant shall have the right to lease any additional office space now vacant and unleased in Building IX or Building X at any time up to such date as Landlord has executed a term sheet, letter of intent or the equivalent or a binding lease agreement with any other tenant. The terms and conditions of such leasing shall be the same as the terms and conditions set forth herein for the lease by Tenant of the Additional Premises.

        13.    Trade Fixtures.

          So long as Tenant is not in default under any of its obligations under this Agreement. Tenant shall retain 100% ownership of its movable special Tenant improvements, including, but not limited to, trade fixtures and related mechanical support systems and detachable furniture.

        14.    Building Services.

          Subject to causes beyond Landlord's control, Landlord's reasonable security requirements, emergencies and as otherwise specified by law, (i) Tenant, its officers, agents, employees and invitees, shall have access to the Building and the Additional Premises seven days a week—24 hours per day, with electric service and at least one operating elevator being provided at all times, and (ii) Landlord shall provide, at no additional cost to Tenant, HVAC services between the hours of 6:00 am. and 7:00 p.m. on all weekdays and 9:00 am. to 1:00 p.m. on Sundays (except holidays). If Tenant desires the use of such HVAC services after the hours specified above, Tenant shall reimburse Landlord for Landlord's costs in supplying such services based only upon the cost of electric service related thereto and the cost of any direct labor required to provide such services, which reimbursement shall be treated as additional rent hereunder and shall be payable within thirty (30) days after Landlord's invoice.

        15.    Broker.

          Tenant hereby represents and warrants to Landlord that the only broker or brokerage firm which has furnished services to Tenant in connection with this Agreement is The Staubach Company—Northeast, Inc. ("Staubach"). Landlord agrees to pay a commission with respect to the leasing of the Additional Premises to Staubach in an amount equal to four percent (4%) of the aggregate triple net (NNN) portion of the base rent including fixed escalations scheduled to be paid over the full lease term (i.e., $18.75 per rentable square foot) escalated at the rate of three percent (3%) per year for the purposes hereof, and which shall be payable in two installments, 50% of which shall be payable upon final execution of this Agreement and the remaining 50% of which shall be payable upon the Lease Commencement Date, provided Tenant has taken beneficial occupancy of the Additional Premises (for such purpose Tenant's pre-term occupancy shall not be considered) and Tenant has commenced payment of base rent to Landlord (exclusive of any prepaid base rent by Tenant at the time this Agreement was executed). If Tenant leases any Expansion Space as set forth in Section 12 hereof, Landlord agrees to pay Staubach an additional commission for such leasing by Tenant so long as no other broker is involved in connection with the leasing of such Expansion Space, and if any other broker is so involved, Staubach shall not be entitled to any commission with respect to the leasing of any such Expansion Space. Under no circumstances shall Landlord be required to pay Staubach any commission with respect to the

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  exercise by Tenant of any renewal options as set forth in Section 11 hereof, including any amendment thereof or any additional renewal options which may hereafter be granted to Tenant. Tenant hereby indemnifies and agrees to save Landlord harmless from any claim or demand or commission or fee by ITRA Washington Realty Group in connection with the leasing of the Additional Premises by Tenant pursuant to this Agreement, which indemnity shall include reasonable legal fees and costs incurred by Landlord in connection with any such claim.

        16.    Security Deposits.

          (a)   Not less than fifteen (15) business days after the execution of this Agreement by both Landlord and Tenant, Tenant shall deliver to Landlord two Letters of Credit (the "L/Cs') issued by a federally chartered United States bank, as elected by Tenant, in the form attached hereto as Exhibit C, one of which shall be in the face amount of $500,000 and the other of which shall be in the face amount of $700,000. The L/Cs shall constitute a security deposit for the faithful performance of Tenant's obligations under this Agreement. Tenant agrees that Landlord shall have the right, but not the obligation to draw upon the L/Cs (i) to cure or remedy any default by Tenant with respect to the leasing of the Additional Premises and/or any Expansion Space, including default in the payment of rent, if any such default is not cured by Tenant within any applicable grace or cure period set forth in the Lease, or (ii) if, at any time prior to the termination or expiration of the term of the Lease of the Additional Premises or Expansion Space (including any renewal thereof), the issuing bank notifies Landlord that it will not renew either L/C and Tenant fails within ten days after Landlord's written notice, to deposit with Landlord a substitute L/C in the same form and in the same amount as the L/C which will not be renewed, or in lieu thereof, a cash security deposit in an amount equal to the full face amount of the L/C which will not be renewed. The L/Cs, or substitute L/C or cash deposit, as the case may be, if not sooner drawn upon, shall be returned to Tenant within ten (10) days after the vacating of the Additional Premises and Expansion Space, if any, by Tenant, and the termination of the Lease for same (or upon termination of the last renewal term), provided that Landlord shall nevertheless have the right to draw upon either L/C for any damages sustained by Landlord if (i) Tenant is then in default after the expiration of all applicable notice and cure periods under any of the provisions of this Agreement for the leasing of the Additional Premises or for any Expansion Space, and (ii) there is damage to the Additional Premises or Expansion Space, if any, beyond ordinary wear and tear and the same has not been left in a clean condition and in good order with all debris, rubbish and trash placed in proper containers, and any failure of Tenant to perform in accordance with this clause having not been corrected within thirty (30) days after written notice of such failure from Landlord. If Landlord draws upon either L/C and uses all, or any portion, of the proceeds thereof to cure any default by Tenant after the expiration of all applicable notice and cure periods, Tenant agrees to deposit with Landlord, within fifteen (15) days after Landlord's written notice, a cash sum in sufficient amount, which when added to any remaining proceeds from the L/C will equal the full principal sum of the security deposit. If the security deposit consists of cash, in whole or in part, Landlord shall be entitled to commingle said cash security deposit with its own funds, and Landlord shall not be required to pay Tenant any interest thereon.

          (b)   Tenant shall have the option at any time and from time to time to deposit cash with Landlord as a security deposit or partial security deposit, in which event Landlord will surrender the L/C for which such cash security deposit is substituted, or in the event the case security deposit does not equal the face amount of any L/C, Landlord will surrender the L/C upon delivery by Tenant of a substitute L/C representing the difference between the cash security deposit and the total security deposit required hereunder. If Tenant substitutes cash as a security deposit as aforesaid, Tenant shall have the subsequent right to re-establish an L/C security deposit meeting the criteria herein set forth, in which event Landlord shall return Tenant's cash security deposit within five (5) business days after Tenant's delivery of the substitute L/C.

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          (c)   Commencing on the second anniversary of the lease term for the Additional Premises and continuing on each anniversary thereafter, provided Tenant has a sustained net worth of $100,000,000 for a period of one year (as certified by a CPA to Landlord and as set forth in CPA prepared financial statements delivered to Landlord) and further provided that Tenant is not in default beyond any applicable cure or grace period, Tenant shall have option, but not the obligation, to reduce the $500,000 L/C (or cash security deposit) annually by $75,000 per year, except that in no event shall such security deposit amount fall below $100,000 during the term and any renewal thereof. Tenant agrees to submit to Landlord on an annual basis, CPA certified financial statements showing its net worth for each subsequent year of the Lease term, and in the event that Tenant's net worth during any subsequent Lease year falls below $75,000,000 then Tenant agrees to provide Landlord with an L/C or cash security deposit in sufficient amount to equal the initial $500,000 L/C.

          (d)   Provided Tenant is not in default hereunder beyond any applicable cure or grace period, and provided Tenant has established an initial three month sustained net worth of $130,000,000 (as certified to Landlord by a CPA and as evidenced on CPA prepared financial statements delivered to Landlord) the $700,000 L/C shall be surrendered to Tenant by Landlord.

        17.    Assignment and Subletting.

          (a)   Tenant covenants and agrees not to assign this Lease, in whole or in part, nor to sublet the Additional Premises or any Expansion Space, or any part thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of Landlord in each instance first had and obtained, which Landlord shall not unreasonably withhold, condition or delay. Notwithstanding the foregoing, Tenant may assign this Lease, or sublet all or any portion of the Additional Premises or Expansion Space to any subsidiary, affiliate or successor of Tenant (collectively "a Related Party") without Landlord's prior written consent, but Tenant shall nevertheless give Landlord written notice of any such assignment or sublease within five days after the effective date thereof. If any assignment or subletting is permitted pursuant to this paragraph, (whether or not to a Related Party) Tenant shall not be relieved from any liability whatsoever under this Agreement. In the event that the amount of the rent or other consideration to be paid to Tenant by any assignee or sublessee (other than a Related Party) is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Agreement after reimbursement of any reasonable costs incurred by Tenant (such as tenant's improvements, legal fees, brokerage commissions and the like) incurred by Tenant in procuring such assignment or sublease (the "Profit"), Tenant shall pay Landlord 50% of the Profit when and as received by Tenant from such assignee or sublessee. Landlord shall not be entitled to any portion of the Profit in the event the assignee or sublessee is a Related Party. Any consent by Landlord to an assignment or subletting shall not constitute a waiver of a necessity of such consent as to any subsequent assignment or subletting. An assignment for the benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest in the Additional Premises or Expansion Space unless Landlord shall have first consented thereto in writing. In the sole event Tenant desires to assign this Lease or to sublease more than 50% in the aggregate of the entire Additional Premises and/or Expansion Space then leased by it to a party other than a Related Party for fifty percent (50%) or greater of the remaining Lease term, Landlord shall have the right and option to terminate this Agreement with respect to that particular building only which right and option shall be exercisable by written notice from Landlord to Tenant within ten (10) business days from the date Tenant gives Landlord written request to approve such prospective assignment or sublease to other than a Related Party, which written request shall include such information as is set forth below in Paragraph 17(c). If Landlord fails to give timely notice of such termination election, then Landlord shall be deemed to have approved such requested sublease or assignment as requested by Tenant.

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          (b)   It is agreed that it shall not be a reasonable basis for Landlord to withhold permission for subletting or assignments by Tenant if Landlord (i) is negotiating with the proposed subtenant(s) of Tenant for other office space owned or controlled by Landlord, or (ii) has other office space available for rent in other buildings owned or controlled by Landlord.

          (c)   Landlord agrees that it will respond to any request by Tenant for an approval of a prospective sublease or assignment within ten (10) business days of Tenant's written request to be accompanied by (i) the name of the proposed entity to include a description of the core business and the intended use of the premises to be assigned or subleased, (ii) reasonable and customary financial information to the extent available, (iii) a floor plan showing the intended area to be subleased or assigned, and (iv) an executed term sheet setting forth the basic terms of the prospective transaction which shall not be deemed to mean a negotiated or executed assignment or sublease agreement. If Landlord fails to give timely notice of such termination election, then Landlord shall be deemed to approved such requested sublease or assignment as requested by Tenant.

        18.    Antenna Roof Rights.    Tenant shall have the right to place up to three antennae on the roof of the Building in an area approved by Landlord, which area shall not exceed Tenant's Proportionate Share of the total roof area of the Building, without additional charge or cost to Tenant, provided (i) Landlord approves Tenant's plans prior to installation of any antenna for structural integrity of the Building and in order to avoid any unsightly installation or appearance, (ii) approval from all required governmental authorities to be obtained by Tenant and (iii) Landlord shall retain the right to grant similar rights to other tenants and/or any other entity, so long as such additional rights do not diminish or dilute the use or utility of Tenant's rights hereunder for Tenant's prior installed antenna and so long as the grant of such rights to other tenants and/or any other entity is proportional to the ratio of space such other tenants or entity occupy relative to the space occupied by Tenant, and (iv) Tenant's installation of such antennas do not diminish or dilute the use or utility of other tenant's antennas which were or are installed prior to Tenant's installation. Tenant shall have the right to assign to a Related Party Tenant's rights with respect to any such antennas; however, such rights shall not be assignable without Landlord's prior written consent granted in its sole discretion, to (i) third parties with whom Landlord is not engaged in commercial activity as part of its core business or (ii) non-related third party telecommunication providers which wish to rent roof space or antenna capacity on the Building.

        19.    Signage.    At all times during the Term of this Lease and during any renewal terms, Tenant shall the non-exclusive right to have its backlighted sign or backlighted logo placed on top of the Building in a manner which maximizes visibility, without payment of additional rent by Tenant. The plans to be approved for Tenant's Work shall include a sign plan showing the design and placement of the sign, which sign shall be designed and installed in accordance with all applicable laws and regulations and the requirements of the Loudoun Tech Center Association and shall be subject to Landlord's reasonable approval. All expenditures relating to such signage shall be a permissible charge against the Tenant Allowance.

        20.    Applicability of Lease Provisions.

          (a)   This Agreement is not intended to and does not, amend or modify any of the provisions of the Lease or Addendum insofar as the Lease and Addendum relate to the leasing by Tenant of premises within Building VIII, which shall continue to be exclusively governed by the provisions of the Lease, as modified by the Addendum.

          (b)   The following provisions of the Lease, as amended by the Addendum, shall be applicable to the leasing of the Additional Premises, as well as any Expansion Space by Tenant, unless the contents of such lease provision is clearly inapplicable: Lease Sections 1(v), 2, 3, 4, 6(a) for the definition of Operating Costs, 6(c) for the procedures therein set forth regarding payment of Tenant's Proportionate Share of increases in Operating Costs and CAM and other escalation, 7-13, inclusive, 15(b), 17-32, inclusive, 34-36, inclusive, 38, 39, and 42-44, inclusive. All references in the aforementioned sections of the Lease, as amended by the Addendum, to "Premises" shall be deemed to refer to the Additional Premises and the Expansion Space, if any, referred to in this Agreement.

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        WITNESS the hands and seals of the parties hereto as of the day and year first above written.

WITNESS:	MERRITT-LTI, LLC
/s/	By:	/s/	(SEAL)
LANDLORD
NEUSTAR, INC.
/s/ TARA GLOSS	By:	/s/ ROBERT R. DOWSKI	(SEAL)
TENANT

11

EXPLANATORY STATEMENT

        THIS SECOND AMENDATORY LEASE AGREEMENT ("Second Amendment"), made as of the        day of                        , 2001, by and between MERRITT-LTI, LLC, (hereinafter called "Landlord"), and NEUSTAR, INC. (hereinafter called "Tenant").

EXPLANATORY STATEMENT

        By lease (the "Lease") dated May 14, 2000, Landlord leased to Tenant, and Tenant rented from Landlord, certain premises within the building known as Building VIII, Loudoun Tech Center, 46000 Center Oak Plaza, Sterling, Virginia 20166. The parties hereto entered into an Amendatory Lease Agreement (the "First Amendment") dated 5/16, 2001 pursuant to which Landlord leased to Tenant, and Tenant rented from Landlord, certain additional premises (the "Additional Premises") within Building X, Loudoun Tech Center, 46000 Center Oak Plaza, Sterling, Virginia 20166 (the "Building"). This Second Amendment is intended to set forth the actual as-built square footage of the Additional Premises, the rentals payable by Tenant and other matters herein contained.

        NOW, THEREFORE, THIS AGREEMENT WITNESSETH, that for and in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

        1.    As-Built Measurement.    The parties hereto acknowledge and agree that the actual as-built rentable square footage within the Additional Premises is 47,790 rentable square feet.

        2.    Cost of Tenant Improvements.    The parties hereto further acknowledge and agree that the actual cost to Landlord of Tenant's Work, as set forth in Section 6 of the First Amendment, is an amount equal to $45.33 per rentable square foot within the Additional Premises or a total of $2,166,252, which is $732,552 in excess of $30 per rentable square foot Tenant Allowance set forth in Paragraph 7(a) of the First Amendment (the "Excess Cost"). Tenant has agreed to reimburse Landlord for the Excess Cost by direct payment of a portion thereof as set forth in Paragraph 3 below and by an increase in the base rental set forth in Paragraph 4 below.

        3.    Cash Payments.    The sum of $493,602.00 of the Excess Cost (which is equal to $10.33 times the rentable square foot area of the Additional Premises) shall be payable by Tenant to Landlord in three (3) equal installments of $164,534.00 each payable as follows: (i) the first installment shall be due and payable simultaneously with the execution of this Second Amendment; (ii) the second installment shall be due and payable fifteen (15) days thereafter; and (iii) the third and last installment shall be due and payable on the Lease commencement date for the Additional Premises. Tenant covenants and agrees to make all such payments to Landlord at the address specified in the Lease, without notice or demand, when and as the same are due and payable as aforesaid.

        4.    Rent Schedule Revised.    The remaining $238,950 of the Excess Cost (which is equal to $5.00 times the rentable square foot area of the Additional Premises) shall be amortized over the original term of the Lease for the Additional Premises. Accordingly, the rental schedule set forth in Paragraph 4(a) of the First Amendment is hereby deleted and the following new rental schedule is substituted in place thereof:

Term	Annual Rate	Monthly Rate	Per Sq. Ft.
Lease Commencement
Date – 8/31/02	$1,214,394.27	$101,199.52	$25.41
9/1/02 – 8/31/03	$1,241,156.67	$103,429.72	$25.97
9/1/03 – 8/31/04	$1,255,493.67	$104,624.47	$26.27
9/1/04 – 8/31105	$1,296,593.07	$108,049.42	$27.13
9/1/05 – 8/31106	$1,325,267.07	$110,438.92	$27.73
9/1/06 – 8/31/07	$1,355,374.77	$112,947.90	$28.36
9/1/07 – 8/31/08	$1,385,960.37	$115,496.70	$29.00
9/1/08 – 8/31/09	$1,417,501.77	$118,125.15	$29.66
9/1/09 – 8/31/10	$1,450,476.87	$120,873.07	$30.35

In accordance with Paragraph 4(b) of the First Amendment, Tenant has heretofore paid Landlord $91,875.00 as prepaid rent for the first month of the term. On the Lease commencement date for the original Premises, Tenant overpaid Landlord for the 1st months rent by an amount equal to $14,288.70 which will be applied to the 2nd months rent.

        5.    Applicability of Lease and First Amendment Provisions.    Except to the extent otherwise set forth in this Second Amendment, the provisions of the Lease, as amended by the First Amendment, shall remain unchanged and in full force and effect.

        6.     Both Landlord and Tenant agree that the lease commencement date of rent will be September 8, 2001.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

WITNESS:	MERRITT-LTI, LLC
	By:		(SEAL) President
LANDLORD
NEUSTAR, INC.
	By:	/s/ ROBERT R. DOWSKI	(SEAL)

TENANT

BANK OF AMERICA LOGO
DATE: SEPTEMBER 5, 2002

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: 3051209

2

        THIS THIRD AMENDMATORY LEASE AGREEMENT ("Third Amendment"), made as of the 1st day of Oct, 2003, by and between MERRITT-LT1, LLC, a Maryland limited liability company (hereinafter called "Landlord"), and NEUSTAR, INC., a Delaware corporation (hereinafter called "Tenant").

EXPLANATORY STATEMENT

        By lease (the "Lease") dated May 14, 2000, Landlord leased to Tenant, and Tenant rented from Landlord, certain premises within the Building known as Building VIII, Loudoun Tech Center, 45980 Center Oak Plaza, Sterling, Virginia 20166. The parties hereto entered into an Amendary Lease Agreement ("First Amendment") dated May 16, 2001, pursuant to which Landlord leased to Tenant, and Tenant rented from Landlord, certain additional premises within Building X, Loudoun Tech Center, 46000 Center Oak Plaza, Sterling, Virginia 20166 (the "Building"). The parties entered into a Second Amendatory Lease Agreement ("Second Amendment") dated September 14, 2001 pursuant to which the Lease, as amended by the First Amendment, was further amended. The parties hereto desire to further modify and supplement the Amended Lease to expand the Original Premises (as hereinafter defined) to include the Additional Premises (as hereinafter defined), subject to the terms and conditions set forth herein. As used herein, the "Amended Lease" shall refer to the Lease, as amended by the First Amendment and the Second Amendment. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Amended Lease.

        NOW, THEREFORE, THIS AGREEMENT WITNESSETH, that for and in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree that the Amended Lease is hereby further modified and supplemented as follows:

          1.    Lease of Additional Premises.    Landlord does hereby lease to Tenant, and the Tenant does hereby lease from the Landlord, the premises outlined in red on Exhibit A attached hereto (the "Additional Premises") consisting of approximately 9,374 rentable square feet located on the    floor in the Building for the term hereinafter provided, and subject to all of the terms and conditions set forth in the Amended Lease, including, without limitation, any renewal options set forth in the Amended Lease, except as amended or modified in this Third Amendment. The net rentable area of the Additional Premises shall be calculated in accordance with WDCAR Standard Method of Measurement and shall be subject to confirmation by Tenant's architect.

          2.    Term.    The lease of the Additional Premises shall commence as of June 1, 2004 and shall terminate on August 31, 2010. Notwithstanding the foregoing, Landlord shall deliver the Additional Premises to Tenant on October 1, 2003 (the "Delivery Date") to commence Tenant's build-out thereof subject to all applicable terms of the Amended Lease, as further amended hereby, except that Tenant shall have no obligation to commence paying base rent in respect of the Additional Premises until June 1, 2004 and additional rent in respect of the Additional Premises until June 1, 2004, all as more particularly set forth below.

          3.    Condition of Additional Premises; Use of Additional Premises.    The Additional Premises is leased to Tenant in an "as is" condition. Landlord shall not be required to do any work or make any installations therein, and Tenant shall at Tenant's sole cost and expense, perform any such work or make any such installations, as may be required, for the operation of Tenant's business in the Additional Premises. Tenant shall use the Additional Premises for the following purposes: offices for the use of Tenant, its officers, agents and employees, a call center, an auditorium for use by Tenant and its agents, officers, employees and invitees, and other uses incidental thereto not prohibited by applicable law.

          4.    Rent.    The rent for the first year of the term for the Additional Premises (June 1, 2004 -May 31, 2005) shall be $172,012.90 (assuming 9,374 net rentable square feet) payable in equal monthly installments of $14,334.41 each (subject to proration in the event of any partial month).

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  The rent for each subsequent Lease year during the term of the Lease for the Additional Premises shall increase by 3% over the rent for the prior Lease year of the term for the Additional Premises. For purposes of this Third Amendment, each subsequent Lease year shall commence on the succeeding anniversary of the commencement date hereunder. Tenant covenants and agrees to pay all rentals to Landlord, without notice or demand, in advance, on the first day of each month for the term of the Lease for the Additional Premises, without set-off or deduction except as otherwise expressly provided in the Amended Lease.

          5.    Tenant's Proportionate Share.    With respect to the payment of Tenant's share of Operating Costs and CAM with respect to the Additional Premises only, the following provisions shall apply:

            (a)   The Additional Premises hereby leased comprise 24.9% of the total rentable area of the Building.

            (b)   As of June 1, 2004, Tenant shall pay Landlord as additional rent during each year of the Lease term for the Additional Premises, 24.9% of the amount of the increase, if any, in Operating Costs over such costs for the 2003 calendar year as well as Tenant's Proportionate Share of increases in CAM charges over such charges for the 2003 calendar year, calculated in accordance with Section 6(b) of the Amended Lease. In the event of any partial Lease year, Tenant's share of any increase in such Operating Costs and CAM in respect of the Additional Premises shall be prorated for such partial year.

            (c)   The foregoing provisions with respect to the payment of Tenant's share of Operating Costs and CAM in respect of the Additional Premises shall not be applicable to the Premises described in the Lease consisting of 40,440 rentable square feet within Building VIII, Loudoun Tech Center, 45980 Center Oak Plaza, Sterling, VA 20166 nor shall such provisions be applicable to the 40,440 rentable square feet described in the First amendment within Building X, 4600 Center Oak Plaza, Sterling, Virginia 20166 (collectively the "Original Premises"). Tenant's Proportionate Share of all Operating Costs and CAM for the Original Premises shall continue to be payable as provided in Section 6(b) of the Lease.

          6.    Parking.    Commencing on the Delivery Date and thereafter during the remainder of the term, Landlord shall, in addition to all parking spaces provided to Tenant under the Amended Lease, provide additional unreserved parking to Tenant in respect of the Additional Premises at the rate of four (4) spaces per 1,000 net rentable square feet. Such additional parking shall be in the same parking lot(s) as the parking currently provided to Tenant and shall be at no charge to Tenant.

          7.    Broker.    The parties hereto represent and warrant to each other that the only broker or brokerage firm they have dealt with in connection with this Third Amendment is The Staubach Company ("Staubach"). Landlord agrees to pay a brokerage commission to Staubach in the amount of four percent (4%) of the aggregate rent payable hereunder including all scheduled fixed rent escalators but excluding increases in Operating Costs and CAM. Said commission shall be due and payable by Landlord to Staubach as follows: 50% upon execution and delivery of this Third Amendment by Landlord and Tenant and the remaining 50% payable upon the date upon which Tenant commences payment of rent for the Additional Premises.

          8.    Miscellaneous.    Except as herein otherwise expressly provided, the Amended Lease shall remain unchanged and in full force and effect. In the event of any conflict between the terms and provisions set forth herein and the terms and provisions of the Amended Lease, the terms and provisions of this Third Amendment shall control. This Third Amendment may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument.

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        IN WITNESS WHEREOF the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD:
WITNESS		MERRITT-LT1, LLC
/s/		By:	/s/	(SEAL)

TENANT:
WITNESS		NEUSTAR, INC.
		By:	/s/ ROBERT R. DOWSKI

(SEAL)

3

        THIS FOURTH AMENDMATORY LEASE AGREEMENT ("Fourth Amendment"), made as of the 6th day of July, 2004, by and between MERRITT-LT1, LLC, a Maryland limited liability company (hereinafter called "Landlord"), and NEUSTAR, INC., a Delaware corporation (hereinafter called "Tenant").

EXPLANATORY STATEMENT

        By lease (the "Lease") dated May 14, 2000, Landlord leased to Tenant, and Tenant rented from Landlord, certain premises within the Building known as Building VIII, Loudoun Tech Center, 45980 Center Oak Plaza, Sterling, Virginia 20166. The parties hereto entered into an Amendatory Lease Agreement ("First Amendment") dated May 16, 2001, pursuant to which Landlord leased to Tenant, and Tenant rented from Landlord, certain additional premises within Building X, Loudoun Tech Center, 46000 Center Oak Plaza, Sterling, Virginia 20166 (the "Building"). The parties entered into a Second Amendatory Lease Agreement ("Second Amendment") dated September 14, 2001 pursuant to which the Lease, as amended by the First Amendment, was further amended. The parties entered into a Third Amendatory Lease Agreement ("Third Amendment") dated May 16, 2001 pursuant to which the Lease, as amended by the First Amendment and Second Amendment, was further amended. The parties hereto desire to further modify and supplement the Amended Lease to expand the Original Premises (as hereinafter defined) to include the Additional Premises (as hereinafter defined), subject to the terms and conditions set forth herein. As used herein, the "Amended Lease" shall refer to the Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Amended Lease.

        NOW, THEREFORE, THIS FOURTH AMENDMENT WITNESSETH, that for and in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree that the Amended Lease is hereby further modified and supplemented as follows:

        1.    Lease of Additional Premises.    Landlord does hereby lease to Tenant, and the Tenant does hereby lease from the Landlord, the premises outlined in red on Exhibit A attached hereto (the "Additional Premises") consisting of approximately 3,014 rentable square feet within the Building for the term hereinafter provided, and subject to all of the terms and conditions set forth in the Amended Lease, including, without limitation, any renewal options set forth in the Amended Lease, except as amended or modified in this Fourth Amendment. The net rentable area of the Additional Premises shall be calculated in accordance with WDCAR Standard Method of Measurement and shall be subject to confirmation by Tenant's architect.

        2.    Term.    The lease of the Additional Premises shall commence as of October 1, 2004 and shall terminate on August 31, 2010. Landlord shall deliver the Additional Premises to Tenant on October 1, 2004 to commence Tenant's build-out thereof subject to all applicable terms of the Amended Lease, as further amended hereby, except that Tenant shall have no obligation to commence paying base rent in respect of the Additional Premises until January 1, 2005 (the "Additional Premises Rent Commencement Date") and additional rent in respect of the Additional Premises until Additional Premises Rent Commencement Date, all as more particularly set forth below.

        3.    Condition of Additional Premises; Use of Additional Premises.    The Additional Premises is leased to Tenant in an "as is" condition. Landlord shall not be required to do any work or make any installations therein, and Tenant shall at Tenant's sole cost and expense, perform any such work or make any such installations, as may be required, for the operation of Tenant's business in the Additional Premises. Tenant may use the Additional Premises for the following purposes: offices for the use of Tenant, its officers, agents and employees, a call center for use by Tenant and its agents, officers, employees and invitees, and other uses incidental thereto not prohibited by applicable law.

        4.    Rent.    Commencing as of the Additional Premises Rent Commencement Date (January 1, 2005) the total monthly base rent for the entire premises leased within Building X pursuant to the Amended Lease, as amended by this Fourth Amendment, is set forth on Exhibit B attached hereto. The rental payable with respect to the premises situated within Building VIII shall be as set forth in the Lease. Tenant covenants and agrees to pay all rentals to Landlord, without notice or demand, in advance, on the first day of each month for the term of the Amended Lease, as further amended by this Fourth Amendment, without set-off or deduction except as otherwise expressly provided in the Amended Lease.

        5.    Tenant's Proportionate Share.    With respect to the payment of Tenant's share of Operating Costs and CAM with respect to the Additional Premises only, the following provisions shall apply:

          (a)   The Additional Premises hereby leased comprise 5.03% of the total rentable area of the Building.

          (b)   As of January 1, 2005, Tenant shall pay Landlord as additional rent during each year of the Lease term for the Additional Premises, 5.03% of the amount of the increase, if any, in Operating Costs over such costs for the 2004 calendar year as well as Tenant's Proportionate Share of increases in CAM charges over such charges for the 2004 calendar year, calculated in accordance with Section 6(b) of the Amended Lease. In the event of any partial Lease year, Tenant's share of any increase in such Operating Costs and CAM in respect of the Additional Premises shall be prorated for such partial year.

          (c)   The foregoing provisions with respect to the payment of Tenant's share of Operating Costs and CAM in respect of the Additional Premises shall not be applicable to the Premises described in the Lease consisting of 40,440 rentable square feet within Building VIII, Loudoun Tech Center, 45980 Center Oak Plaza, Sterling, VA 20166 nor shall such provisions be applicable to the 47,790 rentable square feet described in the First Amendment, as modified by the Second Amendment, and the 9,374 rentable square feet described in the Third Amendment within Building X, 4600 Center Oak Plaza, Sterling, Virginia 20166 (collectively the "Original Premises"). Tenant's Proportionate Share of all Operating Costs and CAM for the Original Premises shall continue to be payable as provided in Section 6(b) of the Lease, as amended by the First Amendment and Third Amendment.

        6.    Parking.    Commencing as of October 1, 2004 and thereafter during the remainder of the term, Landlord shall, in addition to all parking spaces provided to Tenant under the Amended Lease, provide additional unreserved parking to Tenant in respect of the Additional Premises at the rate of four (4) spaces per 1,000 net rentable square feet. Such additional parking shall be in the same parking lot(s) as the parking currently provided to Tenant and shall be at no charge to Tenant.

        7.    Broker.    The parties hereto represent and warrant to each other that the only broker or brokerage firm they have dealt with in connection with this Fourth Amendment is The Staubach Company ("Staubach"). Landlord agrees to pay a brokerage commission to Staubach in the amount of four percent (4%) of the aggregate rent payable for the Additional Premises only (which rental is calculated at the rate of $17.00 per rentable square foot for the first year of the term of the lease for the Additional Premises, with three percent (3%) annual increases thereafter) including all scheduled fixed rent escalators but excluding increases in Operating Costs and CAM. Said commission shall be due and payable by Landlord to Staubach as follows: 50% upon execution and delivery of this Fourth Amendment by Landlord and Tenant and the remaining 50% payable upon the Additional Premises Rent Commencement Date.

        8.    Miscellaneous.    Except as herein otherwise expressly provided, the Amended Lease shall remain unchanged and in full force and effect. In the event of any conflict between the terms and provisions set forth herein and the terms and provisions of the Amended Lease, the terms and provisions of this Fourth Amendment shall control. This Fourth Amendment may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument.

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        IN WITNESS WHEREOF the parties hereto have executed this Fourth Amendment as of the day and year first above written.

LANDLORD:
WITNESS:		MERRITT-LT1, LLC
/s/		By:	/s/ SCOTT E. DORSEY

	(SEAL)		Name: Scott E. Dorsey
Title: President
TENANT:
WITNESS:		NEUSTAR, INC.
/s/ J. BRYAN CARTER		By:	/s/ J. BABKA

	(SEAL)		Name: Jeff Babka
J. Bryan Carter			Title: CFO

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        THIS FOURTH AMENDATORY LEASE AGREEMENT ("Fourth Amendment"), made as of this 4th day of August, 2004, by and between MERRITT-LT1, LLC, a Maryland limited liability company (hereinafter called "Landlord"), and NEUSTAR, INC., a Delaware corporation (hereinafter called "Tenant").

EXPLANATORY STATEMENT

        By lease (the "Lease") dated May 14, 2000, Landlord leased to Tenant, and Tenant rented from Landlord, certain premises within the Building known as Building VIII, Loudoun Tech Center, 45980 Center Oak Plaza, Sterling, Virginia 20166. The parties hereto entered into an Amendatory Lease Agreement ("First Amendment") dated May 16, 2001, pursuant to which Landlord leased to Tenant, and Tenant rented from Landlord, certain additional premises within Building X, Loudoun Tech Center, 46000 Center Oak Plaza, Sterling, Virginia 20166. The parties entered into a Second Amendatory Lease Agreement ("Second Amendment") dated September 14, 2001 pursuant to which the Lease, as amended by the First Amendment, was further amended. The parties entered into a Third Amendatory Lease Agreement ("Third Amendment") dated May 16, 2001 pursuant to which the Lease, as amended by the First Amendment and Second Amendment, was further amended. The parties hereto desire to further modify and supplement the Amended Lease to include the Additional Premises (as hereinafter defined), subject to the terms and conditions set forth herein. As used herein, the "Amended Lease" shall refer to the Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Amended Lease.

        NOW, THEREFORE, THIS FOURTH AMENDMENT WITNESSETH, that for and in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree that the Amended Lease is hereby further modified and supplemented as follows:

          1.    Lease of Additional Premises.    Landlord does hereby lease to Tenant, and the Tenant does hereby lease from the Landlord, the premises outlined in red on Exhibit A attached hereto (the "Additional Premises") consisting of approximately 12,500 rentable square feet within the building known as Building VI, Loudoun Tech Center, 45999 Center Oak Plaza, Sterling, Virginia 20166 (the "Building") for the term hereinafter provided, and subject to all of the terms and conditions set forth in the Amended Lease, including, without limitation, any renewal options set forth in the Amended Lease, except as amended or modified in this Fourth Amendment. The net rentable area of the Additional Premises shall be calculated in accordance with the most recent BOMA standard method of measurement provided that the building is measured from the outside face of the perimeter wall at floor height, to the center of the demising partition, and shall be subject to confirmation by Tenant's architect. Landlord and Tenant agree that prior to occupancy of the additional Premises Landlord and Tenant will amend this document to provide for the actual area that constitutes the Additional Premises.

          2.    Term.    The lease of the Additional Premises shall commence on the later to occur of (i) December 1, 2004 or (ii) the date Landlord substantially completes the work and installations to be made to the Additional Premises as hereinafter provided ("Landlord's Work"), which date is hereinafter referred to as the "Lease Commencement Date". The Lease term shall terminate on August 31, 2010. Landlord's Work shall be performed in accordance with the plans which Tenant shall deliver to Landlord consisting of fully completed and fully Tenant approved architectural space plans (the "Approved Plans") not later than September 30, 2004. Any failure to timely deliver such architectural space plan as a finished construction drawing only (i.e. not to include MEP drawings) to Landlord by September 30, 2004, and with such failure directly causing an actual delay by Landlord in the delivery of the Additional Premises, shall be deemed a Tenant Delay under the Lease and rent shall be payable for each day of such Tenant Delay as if the Additional Premises had been completed and occupied. Notwithstanding the foregoing, the Lease commencement date shall not occur prior to Landlord having given Tenant not less than ten (10) business days' prior notice of the anticipated substantial completion date. Tenant shall have the right to enter the Additional Premises during the thirty (30) day period which immediately precedes the Lease Commencement Date for the purpose of installing telecommunications equipment, specialty equipment, voice and data equipment and related Tenant personalty subject to all applicable terms of the Amended Lease, as further amended hereby, except that Tenant shall have no obligation to commence paying Base Rent or Additional Rent with respect to the Additional Premises until the Lease Commencement Date. Tenant's right to enter the Premises as aforesaid prior to the Lease Commencement Date shall be subject to the following conditions: (i) all property of Tenant placed or stored on the Additional Premises prior to the Lease Commencement Date shall be at Tenant's sole risk and Landlord shall have no liability therefor in case of loss, theft or damage except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or contractors, and (ii) Tenant's activities within the Additional Premises shall not interfere with the performance of Landlord's Work.

            a.)   Notwithstanding the foregoing, Tenant shall have the unconditional and unilateral option, but not the obligation, to terminate this Fourth Amendment at no cost or fee, upon written notice to Landlord, if and only if, Landlord fails for any reason to deliver to Tenant not later than ten (10) days after that date on which Tenant executes and delivers this Fourth Amendment to Landlord either in person or as proscribed in the Lease (the "Tenant Delivery Date"), a true, complete, and fully executed copy of a written legal agreement between Landlord and Apptix which provides in substance, among other things, that a.) Apptix has a legal obligation to fully vacate the Additional Premises (as a portion of the total Apptix Premises) not later than sixty five (65) calendar days after Tenant executes this Fourth Amendment and delivers same to Landlord (the Tenant Possession Date"), b.) Apptix acknowledges that it has forfeited all of its right of lease renewal as may be provided in that certain lease between Landlord and Apptix for the Apptix Premises, and c.) Landlord agrees that it will use all of its legal rights and remedies (including eviction and the pursuit of damages) to recover the Additional Premises from Apptix if Apptix fails, for any reason, to timely vacate the Additional Premises. Landlord agrees to make no provision within the termination agreement with Apptix, allowing Apptix to holdover within the Additional Premises. Further notwithstanding the foregoing, in the event that Landlord fails to deliver to Tenant the documentation as required herein on or before the Tenant Delivery Date, it is agreed and understood that Tenants termination rights hereunder shall expire and be of no further force or effect after the thirtieth (30th) day following the Tenant Delivery Date.

            b.)   Further notwithstanding the foregoing, in the event that Landlord fails for any reason to secure full possession of the Additional Premises from Apptix in fully vacant condition on or before the Tenant Possession Date, Landlord will provide to Tenant liquidated damages in the amount of One Thousand Dollars ($1,000.00) per each calendar day of such delay to be tendered to Tenant in form of an abatement of all Rent and Additional Rent otherwise coming due hereunder commencing on the actual Lease Commencement Date and continuing until the full amount of such liquidated damages are credited to Tenant as abatement of Rent.

          3.    Use.    Tenant may use the Additional Premises for the following purposes: general office, administrative, and data center purposes and any other uses incidental thereto not prohibited by applicable law.

          4.    Rent.    The Base Rent for the first year of the lease of the Additional Premises shall be One Hundred Seventy-three Thousand, One Hundred Twenty-five Dollars ($173,125.00) payable in equal monthly installment of Fourteen Thousand, Four Hundred Twenty-seven Dollars and Eight Cents ($14,427.08) each, which Base Rent is computed at the rate of Thirteen Dollars and Eighty Five Cents ($13.85) per each rentable square foot within the Additional Premises. The total annual and monthly rentals set forth in the preceding sentence shall be adjusted at the rate of $13.85 per rentable square foot within the Additional Premises if the Additional Premises is more or less than 12,500 rentable square feet as measured in accordance with BOMA standard method of

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  measurement, measured from outside face of brick at floor height to center of demising partition, all as provided in Section 1 above. The base rental for each subsequent year of the lease of the Additional Premises shall increase by three percent (3%) over the Base Rent for the preceding Lease year. Tenant covenants and agrees to pay all rentals to Landlord, without notice or demand, in advance, on the first day of each month for the term of the Amended Lease, as further amended by this Fourth Amendment, without set-off or deduction except as otherwise expressly provided in the Amended Lease.

          5.    Tenant' s Proportionate Share.    With respect to the payment of Tenant's share of Operating Costs and CAM with respect to the Additional Premises only, the following provisions shall apply:

            (a)   For purposes of computation of Operating Costs and CAM, Buildings V and VI, Loudoun Tech Center (the "Project") are treated as one Project by Landlord for purposes of allocating such costs. The total rentable square foot area within the Project is 61,600 rentable square feet. The Additional Premises hereby leased comprise twenty one and ten hundredths percent (21.10%) of the total rentable area of the Project.

            (b)   As of the Lease Commencement Date, Tenant shall pay Landlord as Additional Rent during each year of the Lease term for the Additional Premises, twenty one and ten hundredths percent (21.10%) of Operating Costs and CAM. In the event of any partial Lease year, Tenant's share of Operating Costs and CAM, and specifically including real estate taxes, with respect to the Additional Premises shall be prorated for such partial year.

            (c)   Landlord agrees to diligently manage all Operating Costs and CAM for efficiency and cost competitiveness according to best property management practices. At all times during the term of the Amended Lease, as hereby further amended, and during all subsequent renewal periods, Landlord agrees that it will charge to Tenant management fees which are included in Operating Costs in an amount equal to four percent (4%) of the total base rent derived by Landlord from the Project.

          6.    Landlord's Work.

            (a)   Landlord will perform, or cause to be performed all of Landlord's Work with respect to the Additional Premises, subject to the allowance provisions set forth below, in accordance with the Approved Plans. Landlord and/or its agents and subcontractors will be solely responsible for coordinating and performing Landlord's Work. Merritt Properties, LLC will serve as general contractor (the "General Contractor") and shall be compensated for its services only as set forth in paragraph (c) below.

            (b)   Landlord shall perform all Landlord's Work in a good and workmanlike manner and in compliance with all applicable governmental regulations and current industry standards. All construction materials used shall be subject to Landlord's normal and customary warranties and Landlord will diligently pursue to completion the prompt correction of all warranty claims by Tenant with respect to the (i) substantial adherence to the Approved Plans, (ii) the good and workmanlike performance of Landlord's Work, and (iii) the freedom of all such Landlord's Work from latent defects. Tenant and Tenant's consultants shall have the right, but not the obligation, to review, monitor and approve all work and materials involved in Landlord's Work throughout the entire construction process for adherence to the Approved Plans, provided Tenant and/or Tenant's consultants do not cause delays in the performance of Landlord's Work. Landlord or its designees shall obtain all permits, certificates (including a certificate of occupancy or its equivalent) and other governmental approvals from all governmental agencies having jurisdiction which are necessary for the completion of Landlord's Work.

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            (c)   Tenant shall pay Landlord a fee equal to five percent (5%) of only Landlord managed costs for the services of the General Contractor related to the construction of the interiors of the Additional Premises, and (ii) market reasonable general conditions and reimbursements in the same manner and form as applied to the first data center transaction with Neustar. Except as expressly provided in i.) and ii.) above, Landlord, may not charge to Tenant directly or indirectly any form of supervisory fee in connection with its rights to supervise the Tenant's Work or in connection with the approval of Tenant's plans and specifications.

            (d)   None of the costs of Landlord's Work shall be included in Operating Costs payable by Tenant nor shall such costs otherwise be charged to Tenant except as provided in this Section 6.

            (e)   Landlord agrees that the Additional Premises will be delivered to Tenant at the Lease Commencement Date free of all Hazardous Substances as defined in the Amended Lease except for those items used for ordinary construction and office purposes which items shall be in accordance with all applicable Environmental Legal Requirements.

            (f)    Landlord warrants and represents that, at Landlord's sole cost and expense (and without any charge to Tenant or against the Tenant Allowance hereinafter provided) that all leasehold construction improvements and Building systems will be in good working order including (i) all electric systems and related distribution which is located in, or which serves, the Additional Premises, (ii) all HVAC systems and related distribution located in or serving the Additional Premises, and (iii) all plumbing systems and related distribution which is located in and serves the Additional Premises, including rest rooms pursuant to prevailing county building codes.

            (g)   Except as specifically otherwise set forth in this Section 6 all costs of Landlord's Work shall be paid by Tenant to Landlord as follows: (i) fifty percent (50%) thereof upon approval of the Approved Plans, (ii) forty percent (40%) thereof within fifteen (15) days of the Lease Commencement Date and (iii) the final ten percent (10%) thereof within fifteen (15) days after Landlord's completion of the final Tenant approved punch list. However, notwithstanding the foregoing, Tenant may elect by written notice to Landlord given not later than the date of approval of the Approved Plans, to fund and amortize the cost of Landlord's Work up to, but not in excess of One Hundred Four Thousand Dollars ($104,000.00) (computed at the rate of $8.00 per rentable square feet within the Additional Premises) over the Lease term (exclusive of any renewal term) at an interest rate of ten percent (10%) per annum. If Tenant so elects, the parties shall enter into an addendum to this Fourth Amendment setting forth the increased Base Rentals resulting therefrom.

            (h)   Tenant shall have the right to select and use its own space planner/architect (the "Tenant's Architect") with respect to the planning and designing of the Additional Premises subject to the approval of Landlord, which shall not be unreasonably withheld. All fees of Tenant's Architect and other costs associated with the services of Tenant's Architect shall be at Tenant's sole cost and expense. Landlord hereby pre-approves Tenant's right to select GanekBear Architects, Inc. as the Tenant's Architect.

          7.    Parking.    Commencing as of the Lease Commencement Date and thereafter during the remainder of the term for the Additional Premises, Landlord shall, in addition to all parking spaces provided to Tenant under the Amended Lease, provide additional unreserved parking to Tenant with respect of the Additional Premises at the rate of four (4) spaces per 1,000 net rentable square feet of the Additional Premises. Such additional parking shall be in the same parking lot adjacent to the Building and shall be at no charge to Tenant, except for Tenant's pro rata share of

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  Operating Costs for maintenance, repair and other similar costs incurred in connection with such parking.

          8.    Broker.    The parties hereto represent and warrant to each other that the only broker or brokerage firm they have dealt with in connection with this Fourth Amendment is The Staubach Company ("Staubach"). Landlord agrees to pay a brokerage commission to Staubach in the amount of four percent (4%) of the aggregate rent payable for the Additional Premises only (which rental is calculated at the rate of $13.85 per rentable square foot for the first year of the term of the lease for the Additional Premises, with three percent (3%) annual increases thereafter) including all scheduled fixed rent escalators but excluding increases in Operating Costs and CAM. Said commission shall be due and payable by Landlord to Staubach as follows: 50% upon execution and delivery of this Fourth Amendment by Landlord and Tenant and the remaining 50% payable upon the date upon which (i) the Lease Commencement Date occurs, (ii) Tenant takes beneficial occupancy of the Additional Premises, and (iii) Tenant commences payment of Base Rent for the Additional Premises. Additionally, Landlord will also pay additional commissions to Staubach in the same manner and amount as provided herein if Tenant exercises any of its expansion rights as set forth in Paragraph 9 below.

          9.    Expansion Rights.

            (a)   Landlord hereby grants Tenant an ongoing right of first offer to lease all office space available, or which becomes available, in the Building (the "Expansion Space"), from time to time, during the term of the lease for the Additional Premises and any renewal terms, subject only to the prior written and contractually bound superior rights of existing tenants within the Building which have been granted such expansion rights as of the date of this Fourth Amendment. On each such occasion of any Expansion Space becoming available, Landlord shall give Tenant written notice ("Landlord's Notice") of such availability before entering into any agreements with any third party tenants or prospective tenants, which Landlord's Notice shall set forth the then prevailing fair market net rental value of the Expansion Space ("Market Rate"), which Market Rate shall include adjustments being made for all then applicable market concessions and transaction expenses normally incurred by Landlord or Tenant for comparable office space which are not incurred by Landlord or Tenant in connection with Tenant's existing expansion options under the Amended Lease. There shall be no minimum rental floor or maximum rental ceiling in calculating Market Rate. For purposes of this paragraph the term "Market Rate" shall mean only the prevailing rent for those buildings of comparable age, size, location and quality within Loudoun Tech Center. In order for Tenant to exercise such expansion option, Tenant must give Landlord affirmative written notice within ten (10) business days after Tenant's receipt of Landlord's Notice that it has elected to lease the Expansion Space as Market Rate and under the terms and conditions set forth in Landlord's Notice. If Tenant so elects to lease the Expansion Space, the parties shall enter into an appropriate amendment to the Amended Lease. If Tenant does not give Landlord affirmative written notice of Tenant's election to lease the Expansion Space within such ten (10) business day period, Landlord shall be free to lease the Expansion Space to a third party at such rental and under such terms and conditions as Landlord and the third party may agree, provided however, that Tenant's rights hereunder in relation to such Expansion Space shall become activated again at such time, if ever, that such Expansion Space becomes available for lease again subject to all the other terms and conditions herein. Notwithstanding any of the foregoing provisions, in no event shall Landlord's Notice provide for the leasing of the Expansion Space for a lease term extending beyond the term of the lease of the Additional Premises, nor shall Tenant have the right to lease the Expansion Space for a period of less than three (3) years.

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            (b)   The Additional Premises is part of the premises now leased by Apptix consisting of a total of 25,752 rentable square feet within the Building (the "Apptix Premises"). The provisions of this paragraph 9 (b) shall apply solely to the remainder of the Apptix Premises which is not part of the Additional Premises. On the sooner to occur of (i) the expiration date of the Apptix lease (as of approximately June 30, 2005) or (ii) such earlier date as the remainder of the Apptix Premises may become available, Landlord shall notify Tenant in writing ("Landlord's Apptix Notice") of such availability and offer Tenant the right to lease the remainder of the Apptix Premises under the same terms and conditions as are set forth in this Fourth Amendment except that the Base Rent for the first year of the lease for the remainder for the Apptix Premises shall be at Market Rate (as defined in paragraph (a) above) and the Base Rent for each subsequent year shall increase at the rate of three percent (3%) over the Base Rent for the prior year. Tenant shall have ten (10) business days after receipt of Landlord's Apptix Notice to elect to exercise its right to lease the remainder of the Apptix Premises in accordance with the provisions of Landlord's Apptix Notice. If Tenant so elects, Tenant and Landlord shall enter into an additional amendment to the Amended Lease with respect to the leasing by Tenant of the remainder of the Apptix Premises. If Tenant does not give Landlord written notice of its election to lease the remainder of the Apptix Premises within such ten (10) day period, Landlord shall be free to lease such space to a third party under such terms and conditions and at such rentals as Landlord and the third party may agree, provided however, that Tenant's rights hereunder in relation to such remaining Apptix space shall become activated again at such time, if ever, that such Apptix space becomes available for lease again subject to all the other terms and conditions herein.

          10.    Trade Fixtures.    Tenant shall retain one hundred percent (100%) ownership of its movable special Tenant improvements within the Additional Premises, including but not limited to, trade fixtures and their related mechanical support systems and detachable furniture.

          11.    Antenna Roof Rights.    Tenant shall have the same right to place one or more antennas on the roof of the Building as it has with respect to the other buildings in which Tenant has leased premises from Landlord, which rights shall be subject to all of the same terms and conditions as set forth in the Amended Lease.

          12.    Signage Rights of Tenant.    Tenant shall have the non-exclusive right to have its backlighted sign or backlighted logo placed on top of the Building or on a ground mounted monument located in front of the Building in a manner which maximizes its visibility. All such signage shall be designed and installed in accordance with all laws, ordinances and regulations and shall be subject to Landlord's signage standards for the buildings within Loudoun Tech Center. The cost of the signage and the installation thereof shall be a permissible charge against the Tenant Allowance set forth in Section 6(g) hereof. Pursuant to the foregoing provisions, Tenant shall submit to Landlord as part of the Approved Plans a sign exhibit showing the design and placement of Tenant's sign which sign plan shall be subject to Landlord's approval as a part of the Approved Plans.

          13.    Miscellaneous.    Except as herein otherwise expressly provided, the Amended Lease shall remain unchanged and in full force and effect. In the event of any conflict between the terms and provisions set forth herein and the terms and provisions of the Amended Lease, the terms and provisions of this Fourth Amendment shall control. This Fourth Amendment may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument.

—Signatures on the following page.—

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        IN WITNESS WHEREOF the parties hereto have executed this Fourth Amendment as of the day and year first above written.

LANDLORD:
WITNESS:		MERRITT-LT1, LLC
/s/		By:	/s/ SCOTT E. DORSEY

	(SEAL)		Name: Scott E. Dorsey
Title: President
TENANT:
WITNESS:		NEUSTAR, INC.
/s/ J. BRYAN CARTER		By:	/s/ J. BABKA

	(SEAL)		Name: Jeff Babka
J. Bryan Carter			Title: CFO

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        THIS FIFTH AMENDATORY LEASE AGREEMENT ("Fifth Amendment"), made as of the 11th day of November, 2004, by and between MERRITT-LTl, LLC, a Maryland limited liability company (hereinafter called "Landlord"), and NEUSTAR, INC., a Delaware corporation (hereinafter called "Tenant").

EXPLANATORY STATEMENT

        By lease (the "Lease") dated May 14, 2000, Landlord leased to Tenant, and Tenant rented from Landlord, certain premises within the Building known as Building VIII, Loudoun Tech Center, 45980 Center Oak Plaza, Sterling, Virginia 20166. The parties hereto entered into an Amendatory Lease Agreement ("First Amendment") dated May 16, 2001, pursuant to which Landlord leased to Tenant, and Tenant rented from Landlord, certain additional premises within Building X, Loudoun Tech Center, 46000 Center Oak Plaza, Sterling, Virginia 20166. The parties entered into a Second Amendatory Lease Agreement ("Second Amendment") dated September 14, 2001 pursuant to which the Lease, as amended by the First Amendment, was further amended. The parties entered into a Third Amendatory Lease Agreement ("Third Amendment") dated May 16, 2001 pursuant to which the Lease, as amended by the First Amendment and Second Amendment, was further amended. The parties entered into a Fourth Amendatory Lease Agreement ("Fourth Amendment") dated August 4th, 2004 pursuant to which the Lease, as amended by the First Amendment and Second Amendment and the Third Amendment, was further amended to reflect the leasing of additional office space in 45999 Center Oak Plaza, Sterling, Virginia 20166. The parties hereto desire to further modify and supplement the Amended Lease to include the Final Additional Premises (as hereinafter defined), subject to the terms and conditions set forth herein. As used herein, the "Amended Lease" shall refer to the Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and this Fifth Amendment. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Amended Lease.

        NOW, THEREFORE, THIS FIFTH AMENDMENT WITNESSETH, that for and in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree that the Amended Lease is hereby further modified and supplemented as follows:

          1.    Lease of Final Additional Premises.    Tenant hereby exercises its option to lease additional office space in the Building pursuant to paragraph 9 (b) of the Fourth Amendment and Landlord does hereby lease to Tenant, and Tenant does hereby lease from the Landlord, such additional office space as outlined in red on Exhibit A attached hereto (the "Final Additional Premises") consisting of approximately 14,000 rentable square feet within the building known as Building VI, Loudoun Tech Center, 45999 Center Oak Plaza, Sterling, Virginia 20166 (the "Building") for the term hereinafter provided, and subject to all of the terms and conditions set forth in the Amended Lease, including, without limitation, any renewal options set forth in the Amended Lease for all office space leased under this Fifth Amendment and in the Amended Lease, except as expressly amended or otherwise modified in this Fifth Amendment. The Final Additional Premises under this Fifth Amendment shall consist of the entire remaining portion of the office space leased by Apptix in the Building which was not leased by Tenant pursuant to the Fourth Amendment and which remains in the possession of Apptix as of the date hereof. The net rentable area of the Final Additional Premises shall be calculated in accordance with the most recent BOMA standard method of measurement provided that the building is measured from the outside face of the perimeter wall at floor height, to the center of the demising partition, and shall be subject to confirmation by Tenant's architect. Landlord and Tenant agree that prior to occupancy of the Final Additional Premises Landlord and Tenant will amend this Fifth Amendment to provide for the actual rentable square foot area that constitutes the Final Additional Premises.

          2.    Term.    Apptix shall surrender the Final Additional Premises to Landlord not later than March 1, 2005. The lease of the Final Additional Premises shall commence on the date Landlord substantially completes all the work and installations to be made to the Final Additional Premises ("Landlord's Work"), which date is hereinafter referred to as the "Lease Commencement Date". The Lease term shall terminate on August 31, 2010. Landlord's Work shall be performed in accordance with the plans and specifications delivered by Tenant to Landlord, consisting of only fully completed and fully Tenant approved architectural space plans, (the "Approved Plans") to be delivered by Tenant to Landlord not later than January 15, 2005. Any failure by Tenant to timely deliver to Landlord the Approved Plans (i.e. not to be construed to mean include MEP drawings, but rather, only Tenant approved architectural space plans) within the time periods stipulated herein, and with such failure directly causing an actual delay by Landlord in the delivery of the Final Additional Premises, then such delay shall be deemed a Tenant Delay on a day for day basis under the Lease and rent shall be payable for each day of such Tenant Delay as if the Final Additional Premises had been completed and occupied. Notwithstanding the foregoing, the Lease commencement date shall not occur prior to Landlord having given Tenant not less than ten (10) business days' prior notice of the anticipated substantial completion date. Tenant shall have the right to enter the Final Additional Premises during the thirty (30) day period which immediately precedes the Lease Commencement Date for the purpose of installing telecommunications equipment, specialty equipment, voice and data equipment and related Tenant personalty subject to all applicable terms of the Amended Lease, as further amended hereby, except that Tenant shall have no obligation to commence paying Base Rent or Final Additional Rent with respect to the Final Additional Premises until the Lease Commencement Date. Tenant's right to enter the Final Additional Premises as aforesaid prior to the Lease Commencement Date shall be subject to the following conditions: (i) all property of Tenant placed or stored on the Final Additional Premises prior to the Lease Commencement Date shall be at Tenant's sole risk and Landlord shall have no liability therefor in case of loss, theft or damage except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or contractors, and (ii) Tenant's activities within the Final Additional Premises shall not interfere with the performance of Landlord's Work.

          3.    Use.    Tenant may use the Final Additional Premises for the following purposes: general office, administrative and data center purposes and any other uses incidental thereto not prohibited by applicable law.

          4.    Rent.    The Base Rent for the first year of the lease term for the Final Additional Premises shall be One Hundred Ninety Three Thousand, Nine Hundred Dollars and No Cents ($193,900.00) payable in equal monthly installment of Sixteen Thousand, One Hundred Fifty Eight Dollars and Thirty Three Cents ($16,158.33) each, which Base Rent is computed at the rate of Thirteen Dollars and Eighty Five Cents ($13.85) per each rentable square foot within the Final Additional Premises. The total annual and monthly rentals set forth in the preceding sentence shall be adjusted at the rate of $13.85 per rentable square foot within the Final Additional Premises if the Final Additional Premises is more or less than 14,000 rentable square feet as measured in accordance with BOMA standard method of measurement, measured from outside face of brick at floor height to center of demising partition as shown on Exhibit B. The base rental for each subsequent year of the lease of the Final Additional Premises shall increase by three percent (3%) over the Base Rent for the preceding Lease year. Commencing on the Lease Commencement Date, Tenant covenants and agrees to pay all rentals to Landlord, without notice or demand, in advance, on the first day of each month for the term of the Amended Lease, as further amended by this Fifth Amendment, without set-off or deduction except as otherwise expressly provided in the Amended Lease.

          5.    Tenant's Proportionate Share.    With respect to the payment of Tenant's share of Operating Costs and CAM with respect to the Final Additional Premises only, the following provisions shall apply:

            (a)   For purposes of computation of Operating Costs and CAM, Buildings V and VI, Loudoun Tech Center (the "Project") are treated as one Project by Landlord for purposes of allocating such costs. The total rentable square foot area within the Project is 61,600 rentable

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    square feet. As of the Lease Commencement Date for the Final Additional Premises, Tenant's prorate share will forty one and eighty one hundredths percent (41.81%) of the total rentable area of the Project.

            (b)   As of the Lease Commencement Date, Tenant shall pay Landlord as Additional Rent during each year of the Lease term for the Final Additional Premises, forty one and eighty one hundredths percent (41.81%) of Operating Costs and CAM. In the event of any partial Lease year, Tenant's share of Operating Costs and CAM, and specifically including real estate taxes, with respect to the Final Additional Premises shall be prorated for such partial year.

            (c)   Landlord agrees to diligently manage all Operating Costs and CAM for efficiency and cost competitiveness according to best property management practices. At all times during the term of the Amended Lease, as hereby further amended, and during all subsequent renewal periods, Landlord agrees that it will charge to Tenant management fees which are included in Operating Costs in an amount equal to four percent (4%) of the total base rent derived by Landlord from the Project.

          6.    Landlord's Work.

            (a)   Landlord will perform, or cause to be performed all of Landlord's Work with respect to the Final Additional Premises, subject to the allowance provisions set forth below, in accordance with the Approved Plans. Landlord and/or its agents and subcontractors will be solely responsible for coordinating and performing Landlord's Work. Merritt Properties, LLC will serve as general contractor (the "General Contractor") and shall be compensated for its services only as set forth in paragraph (c) below.

            (b)   Landlord shall perform all Landlord's Work in a good and workmanlike manner and in compliance with all applicable governmental regulations and current industry standards. All construction materials used shall be subject to Landlord's normal and customary warranties and Landlord will diligently pursue to completion the prompt correction of all warranty claims by Tenant with respect to the (i) substantial adherence to the Approved Plans, (ii) the good and workmanlike performance of Landlord's Work, and (iii) the freedom of all such Landlord's Work from latent defects. Tenant and Tenant's consultants shall have the right, but not the obligation, to review, monitor and approve all work and materials involved in Landlord's Work throughout the entire construction process for adherence to the Approved Plans, provided Tenant and/or Tenant's consultants do not cause delays in the performance of Landlord's Work. Landlord or its designees shall obtain all permits, certificates (including a certificate of occupancy or its equivalent) and other governmental approvals from all governmental agencies having jurisdiction which are necessary for the completion of Landlord's Work.

            (c)   Tenant shall pay Landlord a fee equal to five percent (5%) of only Landlord managed costs for the services of the General Contractor related to the construction of the interiors of the Final Additional Premises, and (ii) market reasonable general conditions and reimbursements in the same manner and form as applied to the first data center transaction with Neustar. Except as expressly provided in i.) and ii.) above, Landlord, may not charge to Tenant directly or indirectly any form of supervisory fee in connection with its rights to supervise the Tenant's Work or in connection with the approval of Tenant's plans and specifications.

            (d)   None of the costs of Landlord's Work shall be included in Operating Costs payable by Tenant nor shall such costs otherwise be charged to Tenant except as provided in this Section 6.

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            (e)   Landlord agrees that the Final Additional Premises will be delivered to Tenant at the Lease Commencement Date free of all Hazardous Substances as defined in the Amended Lease except for those items used for ordinary construction and office purposes which items shall be in accordance with all applicable Environmental Legal Requirements.

            (f)    Landlord warrants and represents that, at Landlord's sole cost and expense (and without any charge to Tenant or against the Tenant Allowance hereinafter provided) that all leasehold construction improvements and Building systems will be in good working order including (i) all electric systems and related distribution which is located in, or which serves, the Final Additional Premises, (ii) all HV AC systems and related distribution located in or serving the Final Additional Premises, and (iii) all plumbing systems and related distribution which is located in and serves the Final Additional Premises, including rest rooms pursuant to prevailing county building codes.

            (g)   Except as specifically otherwise set forth in this Section 6 all costs of Landlord's Work shall be paid by Tenant to Landlord as follows: (i) fifty percent (50%) thereof upon approval of the Approved Plans, (ii) forty percent (40%) thereof within fifteen (15) days of the Lease Commencement Date and (iii) the final ten percent (10%) thereof within fifteen (15) days after Landlord's completion of the final Tenant approved punch list. However, notwithstanding the foregoing, Tenant may elect by written notice to Landlord given not later than the date of approval of the Approved Plans, to fund and amortize the cost of Landlord's Work up to, but not in excess of One Hundred Twelve Thousand Dollars ($112,000.00) (computed at the rate of $8.00 per rentable square feet within the Final Additional Premises) over the Lease term (exclusive of any renewal term) at an interest rate of ten percent (10%) per annum. If Tenant so elects, the parties shall enter into an addendum to this Fourth Amendment setting forth the increased Base Rentals resulting therefrom.

            (h)   Tenant shall have the right to select and use its own space planner/architect (the "Tenant's Architect") with respect to the planning and designing of the Final Additional Premises subject to the approval of Landlord, which shall not be unreasonably withheld. All fees of Tenant's Architect and other costs associated with the services of Tenant's Architect shall be at Tenant's sole cost and expense. Landlord hereby pre-approves Tenant's right to select GanekBear Architects, Inc. as the Tenant's Architect.

          7.    Parking.    Commencing as of the Lease Commencement Date and thereafter during the remainder of the term for the Final Additional Premises, Landlord shall, in addition to all parking spaces provided to Tenant under the Amended Lease, provide additional unreserved parking to Tenant with respect of the Final Additional Premises at the rate of four (4) spaces per 1,000 net rentable square feet of the Final Additional Premises. Such additional parking shall be in the same parking lot adjacent to the Building and shall be at no charge to Tenant, except for Tenant's pro rata share of Operating Costs for maintenance, repair and other similar costs incurred in connection with such parking.

          8.    Broker.    The parties hereto represent and warrant to each other that the only broker or brokerage firm they have dealt with in connection with this Fifth Amendment is The Staubach Company ("Staubach"). Landlord agrees to pay a brokerage commission to Staubach in the amount of four percent (4%) of the aggregate rent payable for the Final Additional Premises only (which rental is calculated at the rate of $13.85 per rentable square foot for the first year of the term of the lease for the Final Additional Premises, with three percent (3%) annual increases thereafter) including all scheduled fixed rent escalators but excluding increases in Operating Costs and CAM. Said commission shall be due and payable by Landlord to Staubach as follows: 50% upon execution and delivery of this Fourth Amendment by Landlord and Tenant and the remaining 50% payable upon the date upon which (i) the Lease Commencement Date occurs,

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  (ii) Tenant takes beneficial occupancy of the Final Additional Premises, and (iii) Tenant commences payment of Base Rent for the Final Additional Premises. Additionally, Landlord will also pay additional commissions to Staubach in the same manner and amount as provided herein if Tenant exercises any of its expansion rights as set forth in Paragraph 9 below.

          9.    Expansion Rights.

        Paragraph 9 (a) of the Fourth Amendment as written shall remain in full force and effect and shall remain part of the Amended Lease.

        Paragraph 9 (b) of the Fourth Amendment is hereby deleted and is of no further force or effect hereunder under the Amended Lease as Tenant has affirmatively elected the leasing of such office space as part of this Fifth Amendment.

        Paragraphs 2(a) and 2(b) of the Fourth Amendment shall be null and void and of no further force or effect as of the Lease Commencement Date for the Final Additional Premises.

          10.    Trade Fixtures.

        Such rights shall apply as per the Fourth Amendment.

          11.    Antenna Roof Rights.

        Such rights shall apply as per the Fourth Amendment.

          12.    Signage Rights of Tenant.

        Such rights shall apply as per the Fourth Amendment.

          13.    Miscellaneous.    Except as herein otherwise expressly provided, the Amended Lease and all its terms and conditions shall remain unchanged and in full force and effect. In the event of any conflict between the terms and provisions set forth herein and the terms and provisions of the Amended Lease, the terms and provisions of this Fifth Amendment shall control. This Fifth Amendment may be executed in any number of counterparts, all of which when taken together shall constitute but one and the same instrument.

-Signatures on the following page.-

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        IN WITNESS WHEREOF the parties hereto have executed this Fourth Amendment as of the day and year first above written.

WITNESS:	MERRITT-LTI, LLC
/s/	By:	/s/ SCOTT E. DORSEY	(SEAL)
	Name:	Scott E. Dorsey
	Title:	President

LANDLORD
NEUSTAR, INC.
/s/ JBC	By:	/s/ J. BABKA	(SEAL)
J. Bryan Carter	Name:	Jeffrey Babka
	Title:	CFO
TENANT

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LOUDOUN TECH CENTER OFFICE LEASE BY AND BETWEEN MERRITT-LT1, LLC, LANDLORD AND NEUSTAR, INC., TENANT TABLE OF CONTENTS
EXHIBITS
EXPLANATORY STATEMENT
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